                                                                     EXHIBIT 2.1

                    AMENDED PROVISIONAL PLAN OF CONVERSION
                                      FOR
                        CONNECTICUT BANKSHARES, M.H.C.
                                      AND
                        THE SAVINGS BANK OF MANCHESTER


1.  INTRODUCTION.

     The Savings Bank of Manchester (the "Bank"), headquartered in Manchester, Connecticut, is a Connecticut-chartered stock savings bank which operates as a wholly-owned subsidiary of Connecticut Bankshares, M.H.C. (the "Mutual Holding Company"), a Connecticut-chartered mutual holding company. The Bank organized the Mutual Holding Company in July 1996.

     This Amended Provisional Plan of Conversion (the "Plan") provides for the combination, by merger or otherwise, of the Mutual Holding Company with and into the Bank (pursuant to which the Mutual Holding Company will cease to exist) and the simultaneous organization of a stock holding company (the "Holding Company") to issue conversion stock in the offerings, as provided herein, and the issuance by the Bank of its common stock to the Holding Company in exchange for a portion of the net proceeds received by the Holding Company from the sale of Conversion Stock in the offerings. The Boards of Directors of the Mutual Holding Company and the Bank have carefully considered the alternatives available with respect to their corporate structures and have determined that a conversion of the Mutual Holding Company to stock form, as described in this Plan (the "Conversion"), is in the best interests of the Mutual Holding Company and the Bank, as well as in the best interests of the Bank's depositors and the communities served by the Bank. The Conversion will result in the Bank being wholly-owned by a stock holding company, which is a more common ownership structure for financial institutions than the mutual holding company structure. The Conversion also will enable the Bank to expand the Bank's franchise, compete more effectively with commercial banks and other financial institutions for new business opportunities and to increase its equity capital base and access the capital markets when needed. The business purposes of the Conversion are to provide the Bank with equity capital which will enable it to increase its reserves and net worth to support future lending and operational growth, including branching activities and acquisitions of other financial institutions or financial services companies, and to increase its ability to render services to the communities it serves.

     The Boards of Directors of the Mutual Holding Company and the Bank currently contemplate that all of the stock of the Bank shall be held by the Holding Company, organized under the laws of the State of Delaware, and that the Holding Company will issue and sell its stock pursuant to this Plan. The use of the Holding Company, if so utilized, would provide greater organizational and operating flexibility. Shares of common stock of the Bank will be sold to the Holding Company and the Holding Company will offer the Conversion Stock upon
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the terms and conditions set forth herein in a Subscription Offering to the
Eligible Account Holders and any Tax-Qualified Employee Stock Benefit Plan established by the Bank or Holding Company, in the respective priorities set forth in this Plan. Any shares of Conversion Stock not subscribed for by the foregoing classes of persons will be offered for sale to certain members of the public either directly by the Bank or the Holding Company through a Direct Community Offering or a Syndicated Community Offering or through an underwritten firm commitment public offering or through a combination thereof. In the event that the Bank decides not to utilize the Holding Company in the Conversion, Conversion Stock of the Bank, in lieu of the Holding Company, will be sold as set forth above and in the respective priorities set forth in this Plan. In addition to the foregoing, the Bank and the Holding Company intend to provide employment or severance agreements to certain management employees and certain other benefits to the Directors, officers and employees of the Bank as will be described in the Prospectus for the Conversion Stock.

     In furtherance of the Bank's commitment to its community, this Plan provides for the establishment of a charitable foundation as part of the Conversion. The charitable foundation is intended to complement the Bank's existing community reinvestment activities in a manner that will allow the Bank's local communities to share in the growth and profitability of the Holding Company and the Bank over the long term. Consistent with the Bank's goal, the Holding Company intends to donate to the charitable foundation immediately following the Conversion a number of shares of its authorized but unissued common stock in an amount up to 8% of the common stock sold in the Conversion.

     For these reasons, the Boards of Directors of the Mutual Holding Company and the Bank, on August 30, 1999, unanimously adopted and, on October 6, 1999 and October 26, 1999, unanimously amended this Plan.

     The terms of deposit accounts of the Bank's depositors will not be affected by the Conversion provided for in this Plan. Each deposit account holder in the Bank, prior to conversion, shall receive, after conversion, without payment, a withdrawable account or accounts in the Bank equal in withdrawable amount to the withdrawable value of such account holder's account or accounts in the Bank prior to conversion. All deposit accounts in the Bank following the Conversion will continue to be insured by the Federal Deposit Insurance Corporation (the "FDIC"). The stock to be issued in the Conversion, however, will not be insured by the FDIC or any other insurer. The Bank, upon combination with the Mutual Holding Company, will succeed to all of the presently existing rights, interests, duties and obligations of the Mutual Holding Company to the extent provided by law, including, but not limited to, all of its rights to and interests in its assets and properties, both real and personal.

     This Plan, which has been adopted by the Mutual Holding Company's and the Bank's Boards of Directors by a unanimous vote, must also be approved at a special meeting of the Corporators called to consider the Plan by the affirmative vote of (1) a majority of the total voting power of the Corporators eligible to vote, which total voting power shall not be less than

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twenty-five (25) Corporators, and (2) a majority of Independent Corporators who shall constitute not less than sixty percent (60%) of the total voting power of the Corporators. Corporators are "independent" if they are not employees, officers, directors, trustees or significant borrowers of the Mutual Holding Company or the Bank, and if they do not have any significant commercial relationships with the Mutual Holding Company or the Bank. Subsequent to the submission of this Plan to the Corporators for their consideration, the Plan must be approved by the Banking Commissioner of the State of Connecticut (the "Commissioner") and reviewed by the FDIC.

2.   DEFINITIONS.

     As used in this Plan, the following terms have the meanings indicated below:

     Acting in Concert.  The term "Acting in Concert" includes a combination or
     -----------------
pooling of voting or other interests in the securities of an issuer for a common purpose pursuant to any contract, understanding, relationship, agreement or other arrangement, whether written or otherwise. A person or company which acts in concert with another person or company ("other party") shall also be deemed to be acting in concert with any person or company who is also acting in concert with that other party, except that any Tax-Qualified Employee Stock Benefit Plan will not be deemed to be acting in concert with its trustee or a person who serves in a similar capacity solely for the purpose of determining whether stock held by the trustee and stock held by the plan will be aggregated.

     Affiliate.  An "Affiliate" of, or a person "affiliated" with a specified
     ---------
person, means a person that directly, or indirectly through one or more intermediaries, controls, is controlled by, or is under common control with, the person specified. The term "control" means the possession, direct or indirect, of the power to direct or cause the direction of the management and policies of a person, whether through ownership of voting securities, by contract, or otherwise.

     Aggregate Purchase Price.  The term "Aggregate Purchase Price" means the
     ------------------------
total sum paid for all shares of Conversion Stock.

     Associate.  The term "Associate" when used to indicate a relationship with
     ---------
any person means: (1) any corporation or organization (other than the Mutual Holding Company, the Holding Company, the Bank or a majority-owned subsidiary of the Mutual Holding Company, Holding Company or the Bank) of which such person is an officer or partner or is, directly or indirectly, the beneficial owner of ten percent or more of any class of equity securities; (2) any trust or other estate in which such person has a substantial beneficial interest or as to which such person serves as trustee or in a similar fiduciary capacity, except that for the purposes of Sections 5 and 6 hereof, the term "Associate" does not include any Non Tax-Qualified Employee Stock Benefit Plan or any Tax-Qualified Employee Stock Benefit Plan in which a person has a substantial beneficial interest or serves as a trustee or in a similar fiduciary capacity, and that for purposes of aggregating total shares that may be held by Officers and Directors the term "Associate" does not include any Tax-Qualified Employee Stock Benefit Plan; and
(3) any

                                       3
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relative or spouse of such person, or any relative of such spouse, who has the same home as such person or who is a director, trustee or officer of the Mutual Holding Company, the Holding Company, the Bank, or any of its parents or subsidiaries.

     Bank.  The term "Bank" means The Savings Bank of Manchester.
     ----

     Bank Personnel.  The term "Bank Personnel" means directors, officers and
     --------------
employees of the Bank.

     Broker-Dealer.  The term "Broker-Dealer" means any person engaged in the
     -------------
business of effecting transactions in securities for the account of others or for his own account, other than those persons specifically excluded from the definition of such term by Section 36b-3(5) of the Connecticut General Statutes.

     Commissioner.  The term "Commissioner" means the Banking Commissioner of
     ------------
the State of Connecticut.

     Common Stock.  The term "Common Stock" means any and all authorized common
     ------------
stock of the Holding Company outstanding subsequent to the Conversion.

     Conversion.  The term "Conversion" means (i) the combination of the Mutual
     ----------
Holding Company with and into the Bank pursuant to the MHC Combination, pursuant to which the Mutual Holding Company will cease to exist and each share of the Bank's common stock outstanding immediately prior to the effective time thereof shall automatically be canceled, (ii) the issuance of Conversion Stock by the Holding Company in the offerings as provided herein and (iii) the issuance to the Holding Company of the Bank's common stock to be outstanding upon consummation of the Conversion in exchange for a portion of the net proceeds received by the Holding Company from the sale of the Conversion Stock, all of which shall be in accordance with the Conversion Regulations and shall otherwise conform to the requirements of a Connecticut capital stock savings bank and the issuance of the Bank's common stock in accordance with this Plan.

     Conversion Regulations.  The term "Conversion Regulations" means Sections
     ----------------------
36-142m-1 et. seq. of the Regulations of Connecticut State Agencies and, if
          --------
applicable, the mutual-to-stock conversion regulations of the FDIC, but only to the extent such FDIC regulations do not conflict with Sections 36-142m-1 et.
                                                                         ---
seq. of the Regulations of Connecticut State Agencies.
----

     Conversion Stock or Shares.  The terms "Conversion Stock" or "Shares" mean
     --------------------------
the common stock sold by the Holding Company or, if the holding company structure is not utilized, the Bank in the Conversion.

     Corporators.  The term "Corporators" means the corporators of the Mutual
     -----------
Holding Company as determined by the Bylaws of the Mutual Holding Company.

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     Deposit Account.  The term "Deposit Account" means a deposit account
     ---------------
maintained at the Bank but does not include escrow accounts established pursuant to Section 49-2a of the Connecticut General Statutes.

     Direct Community Offering.  The term "Direct Community Offering" means the
     -------------------------
offering of Conversion Stock to the Local Community with preference given to natural persons residing in the Local Community.

     Directors.  The term "Directors" refers to the directors of the Mutual
     ---------
Holding Company, the Bank or the Holding Company, as indicated by the context.

     Eligible Account Holder.  The term "Eligible Account Holder" means any
     -----------------------
person holding a Qualifying Deposit in the Bank.

     Eligibility Record Date.  The term "Eligibility Record Date" means July 31,
     -----------------------
1998, the record date set by the MHC and the Bank for determining Eligible Account Holders.

     Estimated Price Range.  The term "Estimated Price Range" means the range of
     ---------------------
minimum and maximum aggregate values determined by the Boards of Directors of the Mutual Holding Company and the Bank within which the aggregate amount of Conversion Stock sold in the Conversion will fall. The Estimated Price Range will be within the estimated pro forma market value of the Conversion Stock as determined by the Independent Appraiser prior to the Subscription Offering and as it may be amended from time to time thereafter.

     FDIC.  The term "FDIC" means the Federal Deposit Insurance Corporation.
     ----

     Foundation.  The term "Foundation" means a charitable foundation that will
     ----------
qualify as an exempt organization under Section 501(c)(3) of the Internal Revenue Code of 1986, as amended, the establishment and funding of which is contemplated by Section 3A herein.

     Holding Company.  The term "Holding Company" means the Delaware corporation
     ---------------
formed for the purpose of acquiring all of the shares of capital stock of the Bank to be issued in the Conversion unless the Holding Company form of organization is not utilized.

     Independent Appraiser.  The term "Independent Appraiser" means the firm
     ---------------------
employed by the Bank to prepare an appraisal of the pro forma market value of the Bank which will be used as the basis for determining the price of the Conversion Stock.

     Local Community.  The term "Local Community" means all counties in which
     ---------------
the Bank has offices.

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     MHC Combination.  The term "MHC Combination" means the combination, by
     ---------------
merger or otherwise, of the Mutual Holding Company with the Bank, resulting in the Bank as the surviving entity.

     Mutual Holding Company.  The term "Mutual Holding Company" means
     ----------------------
Connecticut Bankshares, M.H.C.

     Officer.  The term "Officer" means the chairman of the board, president,
     -------
vice president, secretary, treasurer or principal financial officer, comptroller or principal accounting officer, and any other person performing similar functions of the Mutual Holding Company, the Bank or the Holding Company, as indicated by the context.

     Order Form.  The term "Order Form" means any form together with an attached
     ----------
cover letter, sent by the Bank and the Holding Company to any Person containing among other things a description of the alternatives available to such Person under the Plan and by which any such Person may make elections regarding subscriptions for Conversion Stock in the Subscription and Direct Community Offerings.

     Person.  The term "Person" means an individual, a corporation, a
     ------
partnership, an association, a joint-stock company, a trust (including Individual Retirement Accounts ("IRA") and KEOGH Accounts), any unincorporated organization or similar company, a government or political subdivision, a syndicate or a group acting in concert.

     Plan.  The term "Plan" means this Plan of Conversion as adopted by the
     ----
Boards of Directors of the Mutual Holding Company and the Bank and approved by the Commissioner, and any amendments thereto.

     Prospectus.  The term "Prospectus" means the offering circular or
     ----------
prospectus by which the common stock of the Holding Company is being offered for sale.

     Purchase Price.  The term "Purchase Price" means the price per share of the
     --------------
Conversion Stock, as offered for sale in the Conversion.

     Qualifying Deposit.  The term "Qualifying Deposit" means a Deposit Account
     ------------------
of $50 or more in the Bank at the close of business as of the Eligibility Record Date. Deposit Accounts with total deposit balances of less than $50 shall not constitute a Qualifying Deposit.

     SEC.  The term "SEC" means the Securities and Exchange Commission.
     ---

     Special Meeting.  The term "Special Meeting" means the meeting of the
     ---------------
Corporators, and any adjournments thereof, called for the specific purpose of submitting the Plan to such Corporators for vote and approval.

     Subscription Offering.  The term "Subscription Offering" refers to the
     ---------------------
offering of Conversion Stock, through nontransferable subscription rights issued to Eligible Account Holders, the Tax-Qualified Employee Stock Benefit Plan, Directors, Officers and employees of the Bank.

     Syndicated Community Offering.  The term "Syndicated Offering" means the
     -----------------------------
offering of Conversion Stock not subscribed for in the Subscription and the Direct Community Offerings, if any, to certain members of the general public through a syndicate of registered broker-dealers.

     Tax-Qualified Employee Stock Benefit Plan.  The term "Tax-Qualified
     -----------------------------------------
Employee Stock Benefit Plan" means any defined benefit plan or defined contribution plan of the Bank, such as an employee stock ownership plan, stock bonus plan, profit-sharing plan or other plan, which, with any related trust, meets the requirements to be "qualified" under section 401 of the Internal Revenue Code of 1986, as amended.

3.   PROCEDURE FOR CONVERSION.

     The Boards of Directors of the Mutual Holding Company and the Bank have adopted the Plan subject to its approval by the Corporators. The effective date of the adoption of the Plan by the Mutual Holding Company's and Bank's Boards of Directors will be the date on which the Plan is approved by the Corporators. Upon the effectiveness of the adoption of the Plan by the Boards of Directors of the Mutual Holding Company and the Bank, the Plan will be submitted, together with all other requisite material in an application for conversion (the "Application"), to the Commissioner for approval. A copy of the Application will also be submitted to the FDIC for review. The Bank must also apply to the Internal Revenue Service for a tax ruling or receive an opinion from counsel which provides that the Conversion would not result in a taxable reorganization of the Bank under the Internal Revenue Code of 1986, as amended, and with respect to the federal tax consequences of the Conversion.

     No later than 15 days from the date of the filing of the Plan with the Commissioner as part of the Application, the Bank shall mail by first class mail a notice to each Eligible Account Holder indicating that: (i) the Directors have approved the Plan; (ii) if the Plan is approved by the Commissioner, each Eligible Account Holder shall have nontransferable subscription rights to subscribe for shares of the Conversion Stock; and (iii) subsequent to the consummation of the Conversion, the holders of the capital stock of the Bank shall have exclusive voting rights in the Bank. (If the holding company structure is utilized, the Holding Company shall have exclusive voting rights in the Bank.) The Bank shall not include with such notice a postage pre-paid expression of interest card required by Section 36-142m-6(a)(4) of the Conversion Regulations; provided, however, that the Commissioner grants a written waiver of such requirement. The Bank will follow all other notification procedures as required by the Commissioner.

     The Commissioner will review the Application. The Commissioner shall approve the Application if the Commissioner determines that: (i) the Mutual Holding Company and the Bank

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have complied with applicable provisions of law; (ii) the Conversion would not result in the reduction of the Bank's amount of equity capital, less any subordinated debt recognized as bona fide capital; (iii) the Conversion would not result in a taxable reorganization of the Bank under the Internal Revenue Code of 1986, as amended, or any subsequent corresponding internal revenue code of the United States, as from time to time amended; and (iv) the Plan is fair to depositors of the Bank. Upon approval, the Commissioner shall issue a certificate of approval of the Plan. The Bank shall not commence business upon consummation of the Conversion unless its insurable deposits are insured by the FDIC or its successor agency.

     The Mutual Holding Company shall provide all Corporators with the Plan pursuant to informational material or a proxy statement at least ten days prior to the Special Meeting. At the Special Meeting the Plan must be approved by (1) a majority of the total voting power of the Corporators eligible to vote, which such total voting power shall not be less than twenty-five (25) Corporators, and
(2) a majority of Independent Corporators who shall constitute not less than sixty percent (60%) of the total voting power of the eligible Corporators. Corporators of the Mutual Holding Company are "independent" if they are not employees, officers, directors, trustees or significant borrowers of the Mutual Holding Company or the Bank, and if they do not have any significant commercial relationships with the Mutual Holding Company or the Bank. Following the vote, the Mutual Holding Company shall file with the Commissioner a certificate of the Secretary of the Mutual Holding Company certifying that the Special Meeting has been held and that the Plan has been duly approved by the Corporators in accordance with the voting requirements stated herein.

     The Mutual Holding Company, as the sole stockholder of the Bank, must also approve the Plan in accordance with the Bank's Bylaws.

     If the Corporators approve the Plan, and the Commissioner authorizes the sale of Conversion Stock pursuant to this Plan, Conversion Stock will be sold as provided herein. The Conversion Stock to be issued pursuant to this Plan will be offered in a Subscription Offering to Eligible Account Holders, any Tax-Qualified Employee Stock Benefit Plan, Directors, Officers and employees of the Mutual Holding Company and the Bank, as set forth in Section 5 of this Plan after such Corporator approval and after approval of the Plan by the Commissioner. If feasible, any Conversion Stock remaining after such purchases will then be offered to the general public through a Direct Community Offering as provided in Section 6 of this Plan. The sale of all Conversion Stock ordered in the Subscription Offering may be consummated simultaneously on the date the Direct Community Offering is completed, or, if there is no Direct Community Offering, as soon as practicable following expiration of the Subscription Offering.

     The Mutual Holding Company shall convert into a stock institution and shall simultaneously combine or merge with and into the Bank, with the Bank being the surviving entity, pursuant to the MHC Combination. As a result of the MHC Combination, the shares of the Bank's common stock currently held by the Mutual Holding Company shall be extinguished and Eligible Account Holders and will be granted interests in the liquidation account to be established by the Bank pursuant to Section 13 hereof.

     The Boards of Directors of the Mutual Holding Company and the Bank intend to take all necessary steps to form the Holding Company, including the filing of any necessary applications to the appropriate regulatory authorities which will govern the activities of the Holding Company. The Bank will be a wholly-owned subsidiary of the Holding Company unless the Holding Company is not utilized in the Conversion. The initial Directors of the Holding Company shall also be Directors of the Bank.

     If the Holding Company is utilized, upon Conversion the Bank will issue its stock to the Holding Company, and the Holding Company will issue and sell the Conversion Stock in accordance with this Plan. The Holding Company will make timely applications for any requisite regulatory approvals, including an application to register as a bank or savings and loan holding company, and the filing of a registration statement to register the sale of the Conversion Stock with the SEC.

     The Boards of Directors of the Mutual Holding Company and the Bank also intend to take all necessary steps to establish the charitable foundation and to fund such charitable foundation in the manner set forth in Section 3A hereof.

     Upon the issuance of the Conversion Stock, the Holding Company will purchase from the Bank all of the capital stock of the Bank to be issued by the Bank in the Conversion in exchange for the Conversion proceeds that are not permitted to be retained by the Holding Company. The Mutual Holding Company and the Bank believe that the Conversion will greatly enhance the Bank's ability, among other things, (i) to expand its franchise through increased lending, (ii) to diversify products offered to customers, (iii) to establish new branch locations, and (iv) to acquire other financial institutions or financial services companies.

     The Boards of Directors of the Mutual Holding Company and the Bank may determine for any reason at any time prior to the issuance of the Conversion Stock not to utilize a holding company form of organization in the Conversion. If the Boards of Directors determine not to complete the Conversion utilizing a holding company form of organization, the stock of the Bank will be issued and sold in accordance with the Plan. In such case, the Holding Company's registration statement will be withdrawn from the SEC, the Bank will take steps necessary to complete the Conversion, including filing any necessary documents with the Commissioner and the FDIC and will issue and sell the Conversion Stock in accordance with this Plan. In such event, any subscriptions or orders received for Conversion Stock of the Holding Company shall be deemed to be subscriptions or orders for Conversion Stock of the Bank, and the Bank shall take such steps as permitted or required by the FDIC, the Commissioner and the SEC.

3A.  ESTABLISHMENT AND FUNDING OF CHARITABLE FOUNDATION.

     As part of the Conversion, the Mutual Holding Company, the Holding Company and the Bank intend to establish a charitable foundation that will qualify as an exempt organization under Section 501(c)(3) of the Internal Revenue Code of 1986, as amended (the "Foundation"), and to donate to the Foundation from authorized but unissued shares of Common Stock, an amount up to 8% of the number of shares of Conversion Stock sold in the Conversion. The Foundation is being formed in connection with the Conversion in order to complement the Bank's existing community reinvestment activities and to share with the Bank's local community a part of the Bank's financial success as a locally headquartered, community minded, financial services institution. The funding of the Foundation with Common Stock accomplishes this goal as it enables the community to share in the growth and profitability of the Holding Company and the Bank over the long-term.

     The Foundation will be dedicated to the promotion of charitable purposes including community development, grants or donations to support housing assistance, not-for-profit community groups and other types of organizations or civic minded projects. The Foundation will annually distribute total grants to assist charitable organizations or to fund projects within its local community of not less than 5% of the average fair value of Foundation assets each year, less certain expenses. In order to serve the purposes for which it was formed and maintain its Section 501(c)(3) qualification, the Foundation may sell, on an annual basis, a limited portion of the Common Stock contributed to it by the Holding Company.

     The board of directors of the Foundation will be comprised of individuals who are Officers and/or Directors of the Holding Company or the Bank. The board of directors of the Foundation will be responsible for establishing the policies of the Foundation with respect to grants or donations, consistent with the stated purposes of the Foundation.

4.  NUMBER OF SHARES AND PURCHASE PRICE OF CONVERSION STOCK.

     The total number of shares of Conversion Stock which will be offered for sale in the Conversion will be determined by the Boards of Directors of the Bank and the Mutual Holding Company, and the Board of Directors of the Holding Company, if the holding company form of organization is utilized, immediately prior to the commencement of the Subscription Offering; provided, that the Boards of Directors may elect to increase or decrease the number of shares of Conversion Stock to be offered for sale in the Conversion depending upon market and financial conditions, with the approval of the Commissioner and, if required, any other applicable bank regulatory authority. In particular, the total number of shares may be increased by up to 15% of the number of shares offered in the Conversion if the Estimated Price Range is increased subsequent to the commencement of the Subscription and Direct Community Offerings to reflect changes in market and financial conditions and the Aggregate Purchase Price is not more than 15% above the maximum of the Estimated Price Range.

     An Independent Appraiser shall be employed by the Mutual Holding Company and the Bank to provide them with an independent valuation of the estimated pro forma market value of the Conversion Stock to be sold in the Conversion as required by the Conversion Regulations. The Directors of the Mutual Holding Company and the Bank shall thoroughly review and analyze the methodology and fairness of the independent appraisal. The valuation will be made by a written report to the Mutual Holding Company and the Bank, contain the factors upon which the valuation was made and conform to procedures adopted by the Commissioner and any other applicable bank regulatory authority. The valuation shall contain an estimated range of aggregate prices for the Conversion Stock, which range shall reflect the anticipated pro forma market value of the Conversion Stock to be offered for sale in the Conversion. The maximum price shall be no more than 15% above the estimated pro forma market value, and the minimum price shall be no more than 15% below the estimated pro forma market value. The number of shares of Conversion Stock to be issued and the Purchase Price may be increased or decreased by the Bank. In the event that the Aggregate Purchase Price of the Conversion Stock is below the minimum of the Estimated Price Range, or materially above the maximum of the Estimated Price Range, resolicitation of purchasers may be required, provided that up to a 15% increase above the maximum of the Estimated Price Range will not be deemed material so as to require a resolicitation and will not require the approval of the Commissioner. Any such resolicitation shall be effected in such manner and within such time as the Mutual Holding Company and the Bank shall establish, with the approval of the Commissioner and, if required, any other bank regulatory authority. Up to a 15% increase in the number of shares to be issued which is supported by an appropriate change in the estimated pro forma market value of the Holding Company will not be deemed to be material so as to require a resolicitation of subscriptions.

     All Shares to be sold in the Conversion shall be sold at a uniform price per share. The Independent Appraiser shall evaluate the pro forma market value of the Conversion Stock to be offered for sale in the Conversion, which value shall be included in the Prospectus (as described in Section 8 of this Plan) filed with the Commissioner. The Independent Appraiser shall also present at the close of the Subscription Offering a valuation of the pro forma market value of the Conversion Stock to be offered for sale in the Conversion. The Aggregate Purchase Price of the Conversion Stock to be sold by the Holding Company (or the Bank if the holding company structure is not utilized) shall be adjusted to reflect any required changes in the pro forma market value of the Bank and the Mutual Holding Company. If, as a result of such adjustment, the Aggregate Purchase Price is more than 15% above the maximum of the Estimated Price Range, the Mutual Holding Company and the Bank shall obtain an amendment to the Commissioner's approval. If appropriate, the Commissioner will condition his approval by requiring a resolicitation of subscribers.

     The price per share for each share of Conversion Stock when multiplied by the number of shares of Conversion Stock, shall be equivalent to the pro forma market value of the Conversion Stock to be offered for sale in the Conversion in accordance with the valuation furnished by the Independent Appraiser.

5. SUBSCRIPTION OFFERING AND SUBSCRIPTION RIGHTS OF ELIGIBLE ACCOUNT HOLDERS, TAX-QUALIFIED EMPLOYEE STOCK BENEFIT PLAN, AND OFFICERS, DIRECTORS AND EMPLOYEES.

     A.   CATEGORY NO. 1: ELIGIBLE ACCOUNT HOLDERS

     (a) Each Eligible Account Holder shall receive, as first priority and without payment, non-transferable subscription rights to purchase up to a maximum of $250,000 worth of Conversion Stock, so long as the share equivalent of such dollar amount does not exceed one-half of one percent (0.50%) of the total number of shares of Conversion Stock offered for sale in the Conversion.

     (b) In the event that subscriptions for Conversion Stock are received from Eligible Account Holders upon exercise of subscription rights pursuant to paragraph (a) in excess of the number of Shares offered for sale in the Conversion, the Conversion Stock available for purchase will be allocated among the subscribing Eligible Account Holders so as to permit each subscribing Eligible Account Holder, to the extent possible, to purchase a number of Shares sufficient to make his total allocation of Conversion Stock equal to the lesser of 100 Shares or the number of Shares subscribed for by such Eligible Account Holder. Any Shares remaining after such allocation will be allocated among the subscribing Eligible Account Holders whose subscriptions remain unsatisfied in the proportion which the amount of each Eligible Account Holder's Qualifying Deposit bears to the total amount of the Qualifying Deposits of all Eligible Account Holders whose subscriptions remain unsatisfied. If the amount so allocated exceeds the amount subscribed for by any one or more Eligible Account Holders, the excess shall be reallocated on the same principle (one or more times as necessary) among those Eligible Account Holders whose subscriptions are still not fully satisfied until all available Shares have been allocated or all subscriptions are satisfied.

     (c) Nontransferable subscription rights held by Eligible Account Holders who are also Directors, or Officers of the Mutual Holding Company or the Bank and their Associates, will be subordinated to those of other Eligible Account Holders to the extent they are attributable to increased deposits during the one-year period preceding the Eligibility Record Date.

     B.   CATEGORY NO. 2:  TAX-QUALIFIED EMPLOYEE STOCK BENEFIT PLAN

     (a) The Tax-Qualified Employee Stock Benefit Plan shall receive, without payment, as a second priority, after the satisfaction of the subscriptions of Eligible Account Holders, non-transferable subscription rights to purchase up to 5% of the shares of Conversion Stock offered for sale in the Conversion. If, after the satisfaction of subscriptions of Eligible Account Holders, a sufficient number of shares are not available to fill the subscriptions by such plan, the subscription by such plan shall be filled to the maximum extent possible. If all the Conversion Stock offered for sale in the Conversion is purchased by Eligible Account Holders, then the Tax-Qualified Employee Stock Benefit Plan may purchase shares in the open market following consummation of the Conversion or directly from the Holding Company through authorized but unissued shares. A Tax-Qualified Employee Stock Benefit Plan shall not be deemed to be an Associate or Affiliate of, or a Person Acting in Concert with, any Director or Officer of the Mutual Holding Company, the Holding Company or the Bank. Notwithstanding any provision contained herein to the contrary, the Bank may make scheduled discretionary contributions to a Tax-Qualified Employee Stock Benefit Plan; provided, that such contributions do not cause the Bank to fail to meet its regulatory capital requirements.

     (b) The Tax-Qualified Employee Stock Benefit Plan may purchase shares of Common Stock in the open market after the effective date of the Conversion to enable it to acquire, together with any shares of Conversion Stock acquired in the Conversion, up to 8% of the outstanding shares of Common Stock.

     C.   CATEGORY NO. 3:  DIRECTORS, OFFICERS AND EMPLOYEES

     (a) Directors, Officers and employees of the Mutual Holding Company and the Bank, who are not Eligible Account Holders, shall receive, as third priority and without payment, nontransferable subscription rights to purchase up to a maximum of $250,000 worth of Conversion Stock, so long as the share equivalent of such dollar amount does not exceed one-half of one percent (0.50%) of the total number of shares of Conversion Stock offered for sale in the Conversion.

     (b) Subscription rights received pursuant to Section 5C shall be subordinated to all rights to purchase Conversion Stock received by Eligible Account Holders and any Tax-Qualified Employee Stock Benefit Plans.

6.   DIRECT COMMUNITY OFFERING, SYNDICATED COMMUNITY OFFERING AND PUBLIC
     OFFERING.

     Conversion Stock which remains unsubscribed after the exercise of subscription rights pursuant to the Subscription Offering pursuant to Section 5 shall be offered for sale to the general public through a Direct Community Offering, with preference as to the purchase of Conversion Stock given first to natural persons residing in the Bank's Local Community and then to the public at large. The Direct Community Offering, if any, may commence simultaneously with the Subscription Offering, or may commence during or after the commencement of the Subscription Offering, as the Boards of Directors of the Mutual Holding Company and the Bank so determine. The right to subscribe for shares of Conversion Stock in the Direct Community Offering is subject to the right of the Mutual Holding Company, the Bank and Holding Company to accept or reject such subscriptions in whole or in part. Conversion Stock being sold in the Direct Community Offering will be offered and sold in a manner that will achieve the widest distribution of the Conversion Stock. Purchases by Persons and their Associates in this phase of the offering are limited to $250,000 of Conversion Stock subject to the maximum purchase limitation specified in Section 7(a) and the minimum purchase limitation specified in Section

7(b); provided, however, that the amount permitted to be purchased in the Direct Community Offering may be increased to 5% of the total offering of shares without the further approval of the Corporators or resolicitation of subscribers, unless required by the Commissioner and/or the FDIC. If the maximum purchase limit is so increased, orders accepted in the Direct Community Offering shall be filled up to a maximum of 2% of the total offering and thereafter remaining shares shall be allocated on an equal number of shares basis per order until all orders have been filled.

     If any Conversion Stock remains unsold after the close of the Subscription and Direct Community Offerings, the Holding Company and the Bank may use the services of a syndicate of registered broker-dealers to sell such unsold shares on a best efforts basis in a Syndicated Community Offering. The syndicate of registered broker-dealers may be managed by one of the syndicate members who will act as agent of the Holding Company and the Bank to assist the Holding Company and the Bank in the sale of the Conversion Stock. Neither the syndicate manager nor any other syndicate member shall have any obligation to take or purchase any of the shares of Conversion Stock in the Syndicated Community Offering. Purchases by Persons and their Associates in this phase of the offering are limited to $250,000 of Conversion Stock subject to the maximum purchase limitation specified in Section 7(a) and the minimum purchase limitation specified in Section 7(b); provided, however, that the amount permitted to be purchased in the Syndicated Community Offering may be increased to 5% of the total offering of shares without the further approval of the Corporators or resolicitation of subscribers, unless required by the Commissioner and/or the FDIC. If the maximum purchase limit is so increased, orders accepted in the Syndicated Community Offering shall be filled up to a maximum of 2% of the total offering and thereafter remaining shares shall be allocated on an equal number of shares basis per order until all orders have been filled.

     Any shares of Conversion Stock not sold in the Subscription Offering, the Direct Community Offering or the Syndicated Community Offering may be offered for sale through an underwritten firm commitment public offering. Any such public offering shall be conducted in accordance with applicable law and regulations, including Section 36-142m-9 of the Conversion Regulations.

7.   LIMITATIONS ON PURCHASES.

     In addition to the maximum amount of Conversion Stock that may be subscribed for as set forth in Section 5, the following limitations shall apply to all purchases of shares of Conversion Stock:

     (a) The maximum number of shares of Conversion Stock which may be subscribed for or purchased in all categories in the Conversion by any Person, together with any Associate or group or persons Acting in Concert, shall not exceed 1.0% of the Conversion Stock sold (the "Maximum Overall Purchase Limitation"), except for the Tax-Qualified Employee Stock Benefit Plan which may subscribe for up to 5% of the Conversion Stock offered for sale in the

Conversion; provided, however, that Directors and Officers of the Mutual Holding Company, the Bank and the Holding Company shall not be deemed to be Associates or Persons Acting In Concert solely as a result of their board membership or employment. The Maximum Overall Purchase Limitation may be increased consistent with the Conversion Regulations in the sole discretion of the Holding Company, the Mutual Holding Company and the Bank subject to any required regulatory approval.

     (b) A minimum of 25 Shares must be purchased by each person purchasing Conversion Stock to the extent Shares are available, provided, however, that such minimum number of Shares will be reduced if the price per Share times such minimum number of Shares exceeds $500.

     (c) The maximum number of Shares which may be purchased, in their individual capacity, in the Conversion by Directors, Officers, and their Associates, of the Mutual Holding Company, the Bank and the Holding Company, in the aggregate shall not exceed thirty percent (30%) of the total number of Shares sold. Each Director and Officer will be subject to the same purchase limitations as other Eligible Account Holders.

     (d) For purposes of this Section 7, the Directors and Officers of the Mutual Holding Company, the Bank and the Holding Company shall not be deemed to be Associates or a group affiliated with each other or otherwise Acting in Concert solely as a result of their being Directors or Officers of the Mutual Holding Company, the Bank or the Holding Company.

     (e) Depending upon market or financial conditions, the Board of Directors of the Bank, the Board of Directors of the Mutual Holding Company and the Board of Directors of the Holding Company, with the approval of the Commissioner and , if required, any other applicable bank regulatory authority, and without further approval of the Corporators, unless such further approval is required by the Commissioner and/or any other applicable bank regulatory authority, may increase the purchase limitations in this Plan, provided that the maximum purchase limitations may not be increased in the Conversion to a percentage in excess of 5% of the Conversion Stock offered for sale. If the Bank, the Mutual Holding Company or the Holding Company, as the case may be, increases the maximum purchase limitations, the Bank, the Mutual Holding Company or the Holding Company, as the case may be, is only required to resolicit Persons who subscribed for the maximum purchase amount and may, in the sole discretion of the Bank, the Mutual Holding Company or the Holding Company, as the case may be, resolicit certain other large subscribers. Requests to purchase additional shares of the Conversion Stock in the event that the purchase limitation is so increased will be granted by the Boards of Directors of the Bank, the Mutual Holding Company and the Holding Company in their sole discretion.

8.   MANNER OF EXERCISING SUBSCRIPTION RIGHTS; ORDER FORMS.

     (a) Promptly after the Commissioner has declared the Prospectus referred to in paragraph (b) of this Section 8 effective, Order Forms for the exercise of the subscription rights provided for in this Plan will be sent to all Eligible Account Holders, the Tax-Qualified Employee Benefit Plans, Officers, Directors and employees of the Mutual Holding Company and the Bank at their last known address appearing in the records of the Mutual Holding Company and the Bank.

     (b) Each Order Form will be preceded or accompanied by a Prospectus which must be approved by the Commissioner. Such Prospectus shall describe the Mutual Holding Company, the Bank, the Holding Company and the Conversion Stock being offered and will contain all the information required by the Commissioner and all applicable laws and regulations as necessary to enable the recipients of the Order Forms to make informed investment decisions regarding the purchase of Conversion Stock.

     (c) The Order Forms will contain or will be accompanied by, among other things, the following:

     (i) An explanation of the rights and privileges granted under this Plan to each class of persons granted subscription rights pursuant to Section 5 of this Plan with respect to the purchase of Conversion Stock including the maximum and minimum number of Shares that may be purchased;

     (ii) A specified time by which Order Forms must be received by the Bank for purposes of exercising the subscription rights of Eligible Account Holders, Tax-Qualified Employee Stock Benefit Plans, Directors, Officers and employees of the Mutual Holding Company and the Bank under this Plan, as provided in Section 10 of this Plan;

     (iii) A statement that the Aggregate Purchase Price at which the Conversion Stock will ultimately be purchased in the Conversion has not been determined as of the date of mailing of the Order Form, but that such price will be within the range of prices which will be stated in the Order Form;

     (iv) The amount which must be returned with the Order Form to subscribe for Conversion Stock. Such amount will be equal to the Purchase Price multiplied by the number of Shares subscribed for in accordance with the terms of this Plan;

     (v) Instructions concerning how to indicate on such Order Form the extent to which the recipient elects to exercise subscription rights under this Plan, the name or names in which the Shares subscribed for are to be registered, the address to which certificates representing such

Shares are to be sent and the alternative methods of payment for Conversion Stock which will be permitted;

     (vi) Specifically designated blank spaces for indicating the number of Shares of Conversion Stock which each person wishes to purchase and for dating and signing the Order Form;

     (vii) An acknowledgment that the recipient of the Order Form has received, prior to signing the Order Form, the Prospectus referred to in paragraph (b) of this Section 8;

     (viii) A statement that the subscription rights provided for in this Plan are nontransferable, will be void after the specified time referred to in paragraph (c)(ii) above and can be exercised only by delivery of the Order Form, properly completed and executed, to the Bank, together with the full required payment (in the manner specified in Section 9 of this Plan) for the number of Shares subscribed for prior to such specified time;

     (ix) Provision for certification to be executed by the recipient of the Order Form to the effect that, as to any Shares which the recipient elects to purchase, such recipient is purchasing such Shares for his own account only and has no present agreement or understanding regarding any subsequent sale or transfer of such Shares;

     (x) A statement to the effect that the executed Order Form, once received by the Bank, may not be modified or amended by the subscriber without the consent of the Bank; and

     (xi) An explanation of the manner of required payment and a statement that payment may be made by withdrawal from a certificate of deposit without penalty.

     Notwithstanding the above, the Bank and the Holding Company reserve the right in their sole discretion to accept or reject orders received on photocopied or facsimilied Order Forms.

9.   PAYMENT FOR CONVERSION STOCK.

     (a) Full payment for all Shares subscribed for must be received by the Bank, together with properly completed and executed Order Forms therefor, prior to the expiration time, which will be specified on the Order Forms, unless such date is extended by the Bank; provided, however, that if the Tax-Qualified Employee Stock Benefit Plan subscribes for Conversion Stock during the Subscription Offering, such plan will not be required to pay for shares at the time they subscribe but may pay for such Shares of Conversion Stock subscribed for by such plan at the Actual Purchase Price upon consummation of the Conversion, provided that there is in force from time of its subscription until the consummation of the Conversion, a loan commitment to lend to the Tax-Qualified Employee Stock Benefit Plan, at such time, the aggregated purchase price of the Shares for which it subscribed.

     (b) If it is determined that the Aggregate Purchase Price should be greater than the amount stated in the Order Forms, upon compliance with such requirements as may be imposed by the Commissioner (which may include resolicitation of votes for approval of this Plan by Corporators) each Person who subscribed for Shares will be permitted to withdraw their subscription and have their payment for Shares returned to them in whole or in part, with interest, or to make payment to the Bank of the additional amount necessary to pay for the Shares subscribed for by him at the Purchase Price in the manner and within the time prescribed by the Bank.

     (c) If the Aggregate Purchase Price is outside the range of prices established by the Independent Appraiser referred to in Section 4 of this Plan and set forth in the Prospectus referred to in Section 8 of this Plan, the Mutual Holding Company and the Bank will apply for an amendment to the Commissioner's approval of this Plan and comply with such requirements as the Commissioner may then establish.

     (d) Payment for Shares ordered for purchase by Eligible Account Holders will be permitted to be made in any of the following manners:

     (i)    In cash, if delivered in person;

     (ii) By check, bank draft or money order, provided that checks will only be accepted subject to collection;

     (iii) By appropriate authorization of withdrawal from the subscriber's deposit account at the Bank. The Order Forms will contain appropriate means by which authorization of such withdrawals may be made. For purposes of determining the withdrawable balance of such accounts, such withdrawals will be deemed to have been made upon receipt of appropriate authorization therefor, but interest at the rates applicable to the accounts from which the withdrawals have been deemed to have been made will be paid by the Bank on the amounts deemed to have been withdrawn until the date on which the Conversion is consummated, at which date the authorized withdrawal will actually be made. Such withdrawals may be made upon receipt of Order Forms authorizing such withdrawals, but interest will be paid by the Bank on the amounts withdrawn as if such amounts had remained in the accounts from which they were withdrawn until the date upon which the sales of Conversion Stock pursuant to exercise of subscription rights are actually consummated. Interest will be paid by the Bank at not less than the rate per annum being paid by the Bank on its passbook accounts at the time the Subscription Offering commences, on payments for Conversion Stock received in the Subscription Offering in cash or by check, bank draft, money order or negotiable order of withdrawal from the date payment is received until consummation or termination of the Conversion. The Bank shall be entitled to invest all amounts paid for subscriptions in the Subscription Offering for its own account until completion or termination of the Conversion; and

     (iv) Wire transfers as payment for Shares ordered for purchase will not be permitted or accepted as proper payment.

     (e) Orders for Conversion Stock submitted by subscribers which aggregate $50,000 or more must be paid by official bank or certified check, a check issued by a NASD-registered Broker-Dealer or by withdrawal authorization from a deposit account of the Bank.

     (f) Payments for the purchase of Conversion Stock in the Subscription Offering will be permitted through authorization of withdrawals from certificate accounts at the Bank without early withdrawal penalties. If the remaining balances of the certificate accounts after such withdrawals are less than the minimum qualifying balances under applicable regulations, the certificates evidencing the accounts will be canceled upon consummation of the Conversion, and the remaining balances will thereafter earn interest at the rate provided for in the certificates in the event of cancellation.

10. EXPIRATION OF SUBSCRIPTION RIGHTS; UNDELIVERED, DEFECTIVE OR LATE ORDER FORMS; INSUFFICIENT PAYMENT.

     (a) All subscription rights provided for in this Plan, including, without limitation the subscription rights of all persons whose Order Forms are returned by the United States Post Office as undeliverable, will expire on a specified date as described in the Prospectus which shall be not less than twenty (20) days following the date on which Order Forms are first mailed to Eligible Account Holders, provided that the Bank shall have the power to extend such expiration time in its discretion, but in no event beyond forty-five (45) days following the date on which Order Forms are first mailed to Eligible Account Holders.

     (b) In those cases in which the Bank is unable to locate particular persons granted subscription rights under this Plan, and cases in which Order
Forms: (1) are returned as undeliverable by the United States Post Office; (2) are not received back by the Bank or are received by the Bank after the expiration date specified thereon; (3) are defectively filled out or executed; or (4) are not accompanied by the full required payment for the Conversion Stock subscribed for (including cases in which Deposit Accounts from which withdrawals are authorized are insufficient to cover the amount of the required payment), the subscription rights of the person to whom such subscription rights have been granted will lapse as though such person failed to return the completed Order Form within the time period specified thereon.

     (c) The Mutual Holding Company and the Bank may, but will not be obligated to, waive any irregularity on any Order Form or require the submission of corrected Order Forms or the remittance of full payment for Shares subscribed for by such date as it may specify, and all interpretations by the Mutual Holding Company and the Bank of terms and conditions of this Plan and of the Order Forms will be final.

11.  PERSONS IN NONQUALIFIED STATES OR IN FOREIGN COUNTRIES.

     Subject to the following sentence, the Holding Company will make reasonable efforts to comply with the securities laws of all states of the United States in which Eligible Account Holders entitled to subscribe for Conversion Stock pursuant to this Plan reside. However, no such person will be offered any subscription rights or sold any Conversion Stock under this Plan who resides in a foreign country or who resides in a state of the United States with respect to which both of the following apply: (a) less than 100 persons eligible to subscribe for Shares under the Plan reside in such state, and (b) the granting of subscription rights or the offer or sale of Common Stock to such persons would require the Holding Company or its employees under the securities laws of such state to register as a broker, dealer or agent or to register or otherwise qualify the Common Stock for sale in such state. No payments will be made in lieu of the granting of subscription rights to such persons.

12.  VOTING RIGHTS AFTER CONVERSION.

     Following Conversion, voting rights with respect to the Bank will be held and exercised exclusively by the holders of the stock of the Bank; the Holding Company, if utilized, shall own all of the issued and outstanding stock of the Bank.

13.  ESTABLISHMENT OF A LIQUIDATION ACCOUNT.

     (a) The Bank will, at the time of Conversion, establish a "Liquidation Account" in an amount equal to the amount of equity capital of the Bank, less any subordinated debt approved as bona fide capital of the Bank, as of the latest practicable date prior to Conversion. The function of the Liquidation Account is to establish a priority on liquidation and, except as provided for in this Section 13, shall not operate to restrict the use or application of any of the equity capital of the Bank.

     (b) The Liquidation Account shall be maintained, for a period of ten (10) years after the effective date of the Conversion, by the Bank for the benefit of Eligible Account Holders who continue to maintain Deposit Accounts at the Bank. Each Eligible Account Holder will have a separate inchoate interest in the Liquidation Account in relation to each Deposit Account making up a Qualifying Deposit. Such inchoate interests are referred to herein as "Subaccount Balances."

     (c) Each initial Subaccount Balance in the Liquidation Account held by an Eligible Account Holder shall be an amount determined by multiplying the amount in the Liquidation Account by a fraction, the numerator of which is the amount of Qualifying Deposits in such deposit account on the Eligibility Record Date and the denominator of which is the total amount of all Qualifying Deposits of Eligible Account Holders on the corresponding record date. For Deposit Accounts in existence at both dates, separate Subaccounts shall be determined on the basis of the Qualifying Deposits in such deposit accounts on such record dates.

     (d) Each initial Subaccount Balance in the Liquidation Account shall never be increased, but will be subject to downward adjustment as follows. If the balance in the deposit account to which a Subaccount Balance relates, at the close of business on any annual fiscal year closing date of the Bank subsequent to the corresponding record date, is less than the lesser of (i) the deposit balance in such savings account at the close of business on any other annual fiscal year closing date subsequent to the Eligibility Record Date, or (ii) the amount of the Qualifying Deposit as of the Eligibility Record Date, then the Subaccount Balance for such Deposit Account shall be adjusted by reducing such Subaccount Balance in an amount proportionate to the reduction in such account balance. In the event of such downward adjustment, the Subaccount Balance shall not be subsequently increased, notwithstanding any increase in the deposit balance of the related deposit account. If any deposit account is closed, its related Subaccount Balance shall be reduced to zero upon such closing.

     (e) In the event of a complete liquidation of the Bank after the Conversion (and only in such event), each Eligible Account Holder shall receive from the Liquidation Account a liquidation distribution in the amount of the then-current adjusted Subaccount Balances for Deposit Accounts then held, before any liquidation distribution may be made to any holders of the common stock of the Bank. No merger, consolidation, purchase of bulk assets with assumption of Deposit Accounts and other liabilities, or similar transactions in which the Bank is not the surviving institution, will be deemed to be a complete liquidation for this purpose, and, in any such transaction, the Liquidation Account shall be assumed by the surviving institution.

14.  TRANSFER OF DEPOSIT ACCOUNT.

     Each Deposit Account in the Bank at the time of the Conversion will constitute, without payment or further action by the account holder, a withdrawable Deposit Account in the Bank equivalent in withdrawable amount to the withdrawable value, and subject to the same terms and conditions (except as to voting and liquidation rights) as such Deposit Account in the Bank at the time of the Conversion.

15.  RESTRICTION ON TRANSFER OF CONVERSION STOCK OF OFFICERS AND DIRECTORS.

     (a) All Conversion Stock purchased by Officers and Directors of the Mutual Holding Company, the Holding Company and the Bank and their Associates either directly from the Holding Company or the Bank (by subscription or otherwise) or from an underwriter of such Shares will be subject to the restriction that no such Shares shall be sold for a period of one year following the date of purchase of such Shares, except in the event of the death of the Officer or Director unless such sale or exchange is approved by the Commissioner.

     (b) With respect to all Conversion Stock subject to restriction on subsequent disposition pursuant to the above paragraph, each of the following provisions shall apply:

     (i) Each certificate representing such Shares shall bear a legend prominently stamped on its face giving notice of such restriction;

     (ii) Instructions will be given to the transfer agent for the Bank or the Holding Company, as the case may be, not to recognize or effect any transfer of any certificates representing such Shares, or any change of record ownership thereof in violation of such restriction on transfer; and

     (iii) Any stock of the Holding Company issued in respect of a stock dividend, stock split or otherwise in respect of ownership of outstanding Shares subject to restrictions on transfer hereunder will be subject to the same restrictions as are applicable to the Conversion Stock in respect of which such Shares are issued.

16.  RESTRICTION ON STOCK PURCHASES BY OFFICERS AND DIRECTORS.

     No purchases of outstanding shares of Common Stock by Directors, Officers and their Associates of the Holding Company and the Bank may be made during the three-year period following the Conversion, except through a broker or dealer registered with the SEC or the State of Connecticut Department of Banking, except with the prior written approval of the Commissioner. This restriction does not apply, however, to: (a) negotiated transactions involving more than one percent of the outstanding Common Stock; (b) the purchase of Common Stock made pursuant to an employee stock option plan or employee stock purchase plan which meets the requirements of Section 423 of the Internal Revenue Code; or (c) the purchase of Common Stock pursuant to a non-tax-qualified employee stock benefit plan which may be attributable to individual Officers and Directors of the Bank or Holding Company.

17.  AMENDMENT AND TERMINATION OF THE PLAN.

     This Plan may be substantively amended by the Boards of Directors of the Mutual Holding Company and the Bank in their sole discretion at any time with the concurrence of the Commissioner and, if necessary, any other applicable bank regulatory authority, or as a result of comments from regulatory authorities. Such amendment may be prior or subsequent to the approval of the Corporators and, if subsequent to the approval of the Corporators, without their further approval unless required by the Commissioner and/or any other applicable bank regulatory authority. This Plan may be terminated by the Boards of Directors of the Mutual Holding Company and the Bank at any time.

     By adoption of this Plan, the Corporators authorize the Boards of Directors of the Mutual Holding Company and the Bank to amend or terminate the Plan under the circumstances set forth in this Section.

18.  TIME PERIOD FOR COMPLETION OF CONVERSION.

     The Conversion shall be completed within 24 months from the date this Plan is approved by the Boards of Directors of the Mutual Holding Company and the Bank.

19.  EXPENSES OF CONVERSION.

     The expenses incurred in connection with the Conversion shall be reasonable.

20.  REGISTRATION UNDER SECURITIES EXCHANGE ACT OF 1934.

     The Holding Company shall register its Conversion Stock under the Securities Exchange Act of 1934, as amended, concurrently with or promptly following the Conversion. The Holding Company shall not deregister such securities for a period of three years thereafter.

21.  MARKET FOR CONVERSION STOCK.

     The Bank and Holding Company shall use their best efforts to (i) encourage and assist a market maker to establish and maintain a market for the Conversion Stock, and (ii) list or quote the Shares on a national or regional securities exchange or on the Nasdaq Stock Market.

22.  CONVERSION STOCK NOT INSURED.

     The Conversion Stock will not be insured by the FDIC or any other federal or state government agency or authority.

23.  NO LOANS TO PURCHASE STOCK.

     The Mutual Holding Company and the Bank shall not loan funds or otherwise extend credit to any Person to purchase Conversion Stock in connection with the Conversion.

24.  RESTRICTIONS ON ACQUISITION.

     The current Conversion Regulations provide that for a period of three years following completion of the Conversion (unless this Plan provides for a longer period), no Person, acting singly or with an Associate or group of Persons Acting in Concert, shall directly, or indirectly, offer to acquire or acquire the beneficial ownership of more than ten percent (10%) of any class of an equity security of the Holding Company without the prior approval of the Commissioner. This Section shall not apply to the acquisition of ownership by one or more Tax-Qualified Employee Stock Benefit Plan of the Bank, provided that the plan or plans do not have beneficial ownership in the aggregate of more than twenty-five percent (25%) of any class of any equity security of the Holding Company. Where any person directly or indirectly, acquires beneficial ownership of more than ten percent (10%) of any class of any equity security of the Holding

Company within such three-year period without the prior approval of the Commissioner, stock of the Holding Company beneficially owned by such person in excess of ten percent (10%) shall not be counted as shares entitled to vote and shall not be voted by any person or counted as voting shares in connection with any matter submitted to the stockholders for a vote. The restrictions on acquisition provided for by this Section shall apply for a period of five years following the consummation of the Conversion.

25.  STOCK ARTICLES OF INCORPORATION AND BYLAWS.

     As part of the Conversion, Amended and Restated Stock Articles of Incorporation and Bylaws in the forms attached to this Plan will be adopted by the Bank. By approving the Plan, the Corporators will thereby approve the Amended and Restated Stock Articles of Incorporation and Bylaws of the Bank. Prior to completion of the Conversion, the proposed Amended and Restated Articles of Incorporation and Bylaws of the Bank may be amended in accordance with the provisions and limitations for amending the Plan under Section 17 herein. The effective date of the adoption of the Amended and Restated Articles of Incorporation and Bylaws of the Bank shall be the date of filing of the Amended and Restated Stock Articles of Incorporation and such other documents as required by the Conversion Regulations with the Secretary of State of the State of Connecticut, including any required certificate of authority as issued by the Commissioner, which shall be the date of consummation of the Conversion.

26.  CONDITIONS TO CONVERSION.

     The Conversion pursuant to this Plan is expressly conditioned upon the following:

     (a) Prior receipt by the Mutual Holding Company or the Bank of either rulings of the Internal Revenue Service and the Connecticut taxing authorities, or opinions of counsel or independent auditors, substantially to the effect that the Conversion will not result in any adverse federal or state tax consequences to Eligible Account Holders or to the Bank and the Holding Company before or after the Conversion;

     (b) The sale of all of the Conversion Stock offered in the Conversion pursuant to this Plan; and

     (c) The completion of the Conversion within the time period specified in
Section 3 of this Plan.

27.  INTERPRETATION

     All interpretations of this Plan and application of its provisions to particular circumstances by a majority of the Boards of Directors of the Mutual Holding Company and the Bank shall be final, subject to the authority of the Commissioner and any other applicable bank regulatory authority.

                                                                         ANNEX A


                          PROVISIONAL PLAN OF MERGER


     Plan of Merger, dated as of _______________, 2000 between Connecticut Bankshares, M.H.C. (the "Mutual Holding Company"), a Connecticut-chartered mutual holding company, and The Savings Bank of Manchester (the "Bank" or the "Surviving Corporation"), a Connecticut-chartered savings bank.

                                  WITNESSETH:

     WHEREAS, the Mutual Holding Company and the Bank have adopted an Amended Provisional Plan of Conversion (the "Plan" or "Plan of Conversion"), for the Mutual Holding Company and the Bank pursuant to which the Bank organized Connecticut Bancshares, Inc. (the "Company"), and upon consummation of the following transactions, or in any other manner consistent with the Plan and applicable regulations, will become a wholly owned subsidiary of the Company:
(1) the Mutual Holding Company, which currently owns 100% of the outstanding shares of common stock of the Bank, will convert from mutual form to a Connecticut interim stock savings institution and simultaneously merge into the Bank, with the Bank being the surviving entity; (2) the outstanding shares of Bank common stock will be canceled; (3) the offer and sale of shares of the Company's common stock; and (4) the issuance to the Company of the newly authorized shares of the Bank's common stock in exchange for a portion of the proceeds received from the sale of the Company's common stock; and

     WHEREAS, the Mutual Holding Company, which owns 100% of the outstanding common stock of the Bank, no par value per share ("Institution Common Stock"), will convert to a Connecticut-chartered interim stock savings bank pursuant to the Plan of Conversion and merge with and into the Bank pursuant to this Plan of Merger (the "Mutual Holding Company Merger"), pursuant to which, among other things, all interests of the corporators in the Mutual Holding Company and all shares of Institution Common Stock held by the Mutual Holding Company will be canceled; and

     WHEREAS, the Mutual Holding Company and the Bank (the "Constituent Corporations") desire to provide for the terms and conditions of the Mutual Holding Company Merger.

     NOW, THEREFORE, the Mutual Holding Company and the Bank hereby agree as follows:

     1. Effective Date. The Mutual Holding Company Merger shall become effective on the date specified in the agreement of merger filed with the Connecticut Secretary of State (the "Effective Date").

     2. The Mutual Holding Company Merger and Effect Thereof. Subject to the terms and conditions set forth herein and the prior approval of the State of Connecticut Department of Banking and the non-objection of the Federal Deposit Insurance Corporation of the Conversion, as defined in the Plan of Conversion, and the expiration of all applicable waiting periods, the Mutual Holding Company shall convert from the mutual form to a Connecticut interim stock savings bank and simultaneously merge with and into the Bank, which shall be the Surviving Corporation. Upon consummation of the Mutual Holding Company Merger, the Surviving Corporation shall be considered the same business and corporate entity as each of the Constituent Corporations and thereupon and thereafter all the property, rights, powers and franchises of each of the Constituent Corporations shall vest in the Surviving Corporation and the Surviving Corporation shall be subject to and be deemed to have assumed all of the debts, liabilities, obligations and duties of each of the Constituent Corporations and shall have succeeded to all of each of their relationships, fiduciary or otherwise, as fully and to the same extent as if such property, rights, privileges, powers, franchises, debts, obligations, duties and relationships had been originally acquired, incurred or entered into by the Surviving Corporation. In addition, any reference to either of the Constituent Corporations in any contract, will or document, whether executed or taking effect before or after the Effective Date, shall be considered a reference to the Surviving Corporation if not inconsistent with the other provisions of the contract, will or document; and any pending action or other judicial proceeding to which either of the Constituent Corporations is a party shall not be deemed to have abated or to have been discontinued by reason of the Mutual Holding Company Merger, but may be prosecuted to final judgment, order or decree in the same manner as if the Mutual Holding Company Merger had not occurred or the Surviving Corporation may be substituted as a party to such action or proceeding, and any judgment, order or decree may be rendered for or against it that might have been rendered for or against either of the Constituent Corporations if the Mutual Holding Company Merger had not occurred.

     3. Cancellation of Institution Common Stock held by the Mutual Holding Company and Member Interests; Liquidation Account. On the Effective Date: (i) each share of Institution Common Stock issued and outstanding immediately prior to the Effective Date and held by the Mutual Holding Company shall, by virtue of the Mutual Holding Company Merger and without any action on the part of the holder thereof, be canceled, (ii) the interests in the Mutual Holding Company of any person, firm or entity who or which qualified as a corporator of the Mutual Holding Company in accordance with its mutual certificate of incorporation and bylaws and the laws of Connecticut prior to the Mutual Holding Company's conversion from mutual to stock form (the "Corporators") shall, by virtue of the Mutual Holding Company Merger and without any action on the part of the holder thereof, be canceled, and (iii) the Bank shall establish a liquidation account on behalf of each depositor member of the Mutual Holding Company, as defined in the Plan of Conversion, in accordance with Section 13 of the Plan of Conversion.

     4. Dissenting Shares. No Corporator of the Mutual Holding Company and, subject to the laws of the State of Connecticut or any successor thereto, no holder of shares of Institution Common Stock shall have any dissenter or appraisal rights in connection with the Mutual Holding Company Merger.

     5. Name of Surviving Corporation. The name of the Surviving Corporation shall be "The Savings Bank of Manchester."

     6. Directors of the Surviving Corporation. Upon and after the Effective Date, until changed in accordance with the Amended and Restated Articles of Incorporation and Bylaws of the Surviving Corporation and applicable law, the number of directors of the Surviving Corporation shall be fifteen. The names of those persons who, upon and after the Effective Date, shall be directors of the Surviving Corporation are set forth below. Each such director shall serve for the term which expires at the annual meeting of stockholders of the Surviving Corporation in the year set forth after his respective name, and until a successor is elected and qualified.


        Name                    Term Expires
-----------------------         ------------
Thomas A. Bailey                    2001
Michael B. Lynch                    2001
Richard P. Meduski                  2001
John G. Sommers                     2001
Thomas E. Toomey                    2001
Timothy J. Devanney                 2002
M. Adler Dobkin                     2002
Sheila B. Flanagan                  2002
Eric A. Marziali                    2002
William D. O'Neill                  2002
A. Paul Berte                       2003
John D. LaBelle, Jr.                2003
Jon L. Norris                       2003
Laurence P. Rubinow                 2003
Gregory S. Wolff                    2003

     The address of each such director is c/o 923 Main Street, Manchester, Connecticut 06040.

     7. Officers of the Surviving Corporation. Upon and after the Effective Date, until changed in accordance with the Amended and Restated Articles Incorporation and Bylaws of the Surviving Corporation and applicable law, the officers of the Bank immediately prior to the Effective Date shall be the officers of the Surviving Corporation.

     8. Offices. Upon the Effective Date, all offices of the Bank shall be offices of the Surviving Corporation. As of the Effective Date, the home office of the Surviving Corporation shall remain at 923 Main Street, Manchester, Connecticut and the location of the other deposit-taking offices of the Surviving Corporation shall remain at the location they existed immediately prior to the Effective Date, except for the addition of deposit-taking offices authorized or the deletion of deposit-taking offices closed subsequent to the date hereof and the Effective Date.

     9. Articles of Incorporation and Bylaws. On and after the Effective Date, the Articles of Incorporation of the Bank as in effect immediately prior to the Effective Date shall be replaced with the Amended and Restated Articles of Incorporation of the Surviving Corporation.

     On and after the Effective Date, the Bylaws of the Bank as in effect immediately prior to the Effective Date shall be the Bylaws of the Surviving Corporation until amended in accordance with the terms thereof and applicable law.

     10. Stockholder and Corporator Approvals. The affirmative votes of the holders of the Bank's common stock set forth in Section 3 of the Plan of Conversion and the Corporators set forth in Section 3 of the Plan of Conversion shall be required to approve the Plan of Conversion, of which this Plan of Merger is a part, on behalf of the Bank and the Mutual Holding Company, respectively.

     11. Abandonment of Plan. This Plan of Merger may be abandoned by either the Mutual Holding Company or the Bank at any time before the Effective Date in the manner set forth in Section 17 of the Plan of Conversion.

     12. Amendments. This Plan of Merger may be amended in the manner set forth in Section 17 of the Plan of Conversion by a subsequent writing signed by the parties hereto upon the approval of the Board of Directors of each of the parties hereto.

     13. Successors. This Agreement shall be binding on the successors of the Mutual Holding Company and the Bank.

     14. Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Connecticut.

     IN WITNESS WHEREOF, the Mutual Holding Company and the Bank have caused this Plan of Merger to be executed by their duly authorized officers as of the day and year first above written.



                                         CONNECTICUT BANKSHARES, M.H.C.

Attest:


____________________________        By:  _____________________________
Carole L. Yungk                          Richard P. Meduski
Corporate Secretary                      President and Chief Executive Officer



                                         THE SAVINGS BANK OF MANCHESTER

Attest:


____________________________        By:  _____________________________
Carole L. Yungk                          Richard P. Meduski
Corporate Secretary                      President and Treasurer

                 AMENDED AND RESTATED ARTICLES OF INCORPORATION

                         THE SAVINGS BANK OF MANCHESTER

                          (A Reorganized Savings Bank)

                                   ARTICLE I

                                     Name
                                     ----

     The name of the capital stock savings bank incorporated hereby (the "Bank") shall be "The Savings Bank of Manchester." The organizer of the Bank is The Savings Bank of Manchester, a Connecticut-chartered mutual savings bank (the "Mutual Bank"), 923 Main Street, Manchester, Connecticut.

                                  ARTICLE II

                                   Location
                                   --------

     The main office of the Bank shall be located in the Town of Manchester, Connecticut.

                                  ARTICLE III

                                   Duration
                                   --------

     The Bank shall have perpetual existence.

                                  ARTICLE IV

                              Purpose and Powers
                              ------------------

     The purpose of the Bank is to pursue any or all of the lawful objectives of a capital stock savings bank chartered pursuant to the laws of the State of Connecticut, and to exercise all of the express, implied and incidental powers conferred by such laws and by all amendments or supplements to such laws, subject to all lawful and applicable rules, regulations and orders of the Banking Commissioner of the State of Connecticut (the "Commissioner"), the Federal Deposit Insurance Corporation, or any other state or federal agency having the authority to supervise or regulate the Bank and the conduct of its business. Without limiting the foregoing, the Bank shall have the power to take deposits, to make loans of every type and description (whether with or without security), and generally to engage in any and all activities which constitute the business of banking.

                                   ARTICLE V

                                 Capital Stock
                                 -------------

     5.1  Authorized Stock. The total number of shares of all classes of capital
          ----------------
stock which the Bank shall have authority to issue is 11,000, consisting of;

       (a) 10,000 shares of common stock, without par value ("Common Stock");
           and
       (b) 1,000 shares of preferred stock, without par value ("Preferred
           Stock").

     The Bank shall not commence business without minimum equity capital of at least $10 million.

     5.2  Common Stock.
          ------------

     (a) Except as otherwise provided by law, all capital stock voting power shall be vested exclusively in the Common Stock. A holder of Common Stock shall be entitled to one vote for each share of Common Stock owned of record by such holder on the capital stock records of the Bank.

     (b) Subject to any superior rights or preferences of holders of Preferred Stock at the time outstanding, holders of Common Stock shall be entitled to such dividends as may be declared by the Board of Directors out of funds lawfully available therefor. Upon any liquidation, dissolution or winding up of the affairs of the Bank, whether voluntary or involuntary, holders of Common Stock shall be entitled to receive the remaining assets of the Bank after the holders of Preferred Stock have been paid in full any sums to which they may be entitled in preference to the holders of Common Stock.

     5.3  Preferred Stock. Shares of Preferred Stock may be issued from time to
          ---------------
time in one or more series as may from time to time be determined by the Board of Directors, each of such series to be distinctly designated. All shares of any one series of Preferred Stock shall be identical. Shares of Preferred Stock shall not entitle the holder or holders thereof to vote, except when specifically required or permitted to vote as a class by the provisions of Connecticut law. All other preferences and relative, participating, optional and other special rights of each of such series, and the qualifications, limitations or restrictions thereof, if any, may differ from those of any and all other series at any time outstanding; and the Board of Directors of the Bank is hereby expressly granted authority to fix, by resolution or resolutions adopted prior to the issuance of any shares of a particular series of Preferred Stock, the designations, preferences and relative, optional and other special rights, and the qualifications, limitations and restrictions, of such series including, but without limiting the generality of the foregoing, the following:

     (a) The distinctive designation of and the number of shares of Preferred Stock which shall constitute such series, which number may be increased or decreased (but not below the number of shares then outstanding) from time to time by like action of the Board of Directors;

     (b) The rate and times at which, and the terms and conditions on which, dividends, if any, on Preferred Stock of such series shall be paid, the extent of the preference or relation, if any, of such dividends to the dividends payable on any other class or classes or series of the same or other classes of capital stock and whether (and the dates from which) such dividends shall be cumulative or noncumulative;

     (c) The right, if any, of the holders of Preferred Stock of such series to convert the shares thereof into or exchange the same for, shares of any other class or classes or of any series of the same or any other class or classes of capital stock of the Bank or any other corporation and the terms and conditions of such conversion or exchange;

     (d) Whether or not Preferred Stock of such series shall be subject to redemption, and the redemption price or prices and the time or times at which, and the terms and conditions on which, the shares of such series may be redeemed;

     (e) The rights, if any, of the holders of Preferred Stock of such series upon the voluntary or involuntary liquidation, merger, consolidation, distribution or sale of assets, dissolution or winding up of the Bank (subject, however, to any lawful order or directive issued by the Commissioner); and

     (f) The terms of the sinking fund or redemption or purchase account, if any, to be provided for the Preferred Stock of such series.

                                  ARTICLE VI

                      Subscription and Pre-emptive Rights
                      -----------------------------------

     The Bank shall grant (a) in accordance with and to the extent required by the provisions of Section 36a-196(a) of the Connecticut General Statutes, subscription rights to its eligible deposit account holders, and (b) in accordance with and to the extent required by the provisions of Section 36a-196(c) of the Connecticut General Statutes, pre-emptive rights to the holders of shares of common stock or shares of securities convertible into common stock. Except as set forth in this Article VI, no shareholder of the Bank shall, by reason of his holding a share or shares of the capital stock of the Bank of any class or series of a class, now or hereafter authorized, have any pre-emptive or preferential right to purchase or subscribe to any shares of any class of capital stock of the Bank now or hereafter to be authorized or issued, nor purchase or subscribe to any notes, debentures, bonds or other securities of the Bank (whether or not convertible into or carrying rights, options or warrants to purchase shares of any class of capital stock) now or hereafter to be authorized or issued, whether or not the issuance of such shares or other securities would adversely affect any rights or privileges of such shareholder by virtue of his holding a share or shares of any capital stock of the Bank (or any direct or indirect interest of such shareholder in the asset, properties, business or affairs of the Bank), excepting only such pre-emptive or preferential rights, warrants or options as the Board of Directors, in its discretion, may grant from time to time.

                                  ARTICLE VII

                                   Directors
                                   ---------

     7.1  Board of Directors. The business and affairs of the Bank shall be
          ------------------
managed under the direction of its Board of Directors. The number of directors of the Bank constituting the initial Board of Directors shall be fifteen and shall thereafter be fixed from time to time at such number as the Board of Directors may by resolution determine in accordance with the Bylaws of the Bank. The Directors shall be classified, with respect to the time for which they severally hold office, into three classes, as nearly equal in number as reasonably possible, with the directors in each class to hold office until their successors, if any, are elected and qualified. Each member of the Board of Directors in the first class of directors shall hold office until the annual meeting of shareholders in 1997, each member of the Board of Directors in the second class of directors shall hold office until the annual meeting of shareholders in 1998 and each member of the Board of Directors in the third class of directors shall hold office until the annual meeting of the shareholders in 1999. At each annual meeting of the shareholders of the Bank, the successors, if any, to the class of directors whose terms expire at that meeting shall be elected to hold office for terms expiring at the later of the annual meeting of shareholders held in the third year following the year of their election or the election and qualification of the successors, if any, to such class of directors.

     7.2  Initial Board. The name, address and principal occupation of each
          -------------
prospective initial director of the Bank are set forth below:

Name                                  Address                Principal Occupation
---------------------------  -------------------------  ------------------------------
First Class

A. Paul Berte                57 Tuck Road                         Attorney
                             Manchester, CT 06040
John D. LaBelle, Jr.         146 Porter Street                    Attorney
                             Manchester, CT 06040
Robert B. McCann             66 Crossroads Lane            Exec. VP, Sec. & Treas.
                             Glastonbury, CT 06033      Allied Printing Services, Inc.
Jon L. Norris                18 Lookout Mountain Drive         Insurance Agent
                             Manchester, CT 06040

Name                            Address                Principal Occupation
-----------------------  ----------------------  ---------------------------------
First Class (cont'd.)
-----------------------

Laurence P. Rubinow      239 Cedar Ridge Drive               Attorney
                         Glastonbury, CT 06040

Second Class
-----------------------

Thomas A. Bailey         24 Wyneding Hill Road       Retired Attorney; Chairman
                         Manchester, CT 06040         of the Board of the Bank
Raymond F. Damato        24 Homestead Street         Owner - Damato Enterprises
                         Manchester, CT 06040
Michael B. Lynch         71 Masters Way             President - Lynch Motors, Inc.
                         Manchester, CT 06040
Richard P. Meduski       48 McDivitt Drive        President & Treasurer of the Bank
                         Manchester, CT 06040
John G. Sommers          61 Rushford Drive                   President
                         Manchester, CT 06040      Allied Printing Services, Inc.
Thomas E. Toomey         33 Hebron Road                      President
                         Bolton, CT 06043               Toomey-DeLong, Inc.

Third Class
-----------------------

John A. DeQuattro        124 Boulder Road              President & Treasurer
                         Manchester, CT 06040        J.D. Real Estate Company
M. Adler Dobkin          153 Shallow Brook Lane          Vice President
                         Manchester, CT 06040         Rayco Products, Inc.
Sheila B. Flanagan       102 Butternut Road                Attorney
                         Manchester, CT 06040
Walter S. Fuss           800 Spring Street             Retired President
                         Manchester, CT 06040         Fuss & ONeill, Inc.

     7.3  Nominations to Board of Directors. Nominations for the election of
          ---------------------------------
directors shall be made in accordance with the terms of the Bank's Bylaws.

     7.4  Vacancy on Board of Directors. Newly created directorships resulting
          -----------------------------
from any increase in the number of directors or any vacancy on the Board of Directors resulting from death, resignation, retirement, disqualification, removal or other cause shall be filled solely by the affirmative vote of a majority of the remaining directors then in office, even though less than a quorum of the Board of Directors, or by a sole remaining director. Any director elected in accordance with preceding sentence shall hold office for the remainder of the full term of the class of directors in which the new directorship was created or the vacancy occurred and until such director's successor, if any, shall have been elected and qualified. No decrease in the number of directors constituting the Board of Directors shall shorten the term of any incumbent director.

     7.5  Compensation. The Board of Directors of the Bank is hereby
          ------------
specifically authorized to make provision for compensation to its members (exclusive of members serving as employees of the Bank) for their services as directors and to fix the basis and conditions upon which such compensation shall be paid.

                                  ARTICLE VIII

                  Indemnification and Limitation of Liability
                  -------------------------------------------

     8.1 The Bank shall indemnify its directors, officers, employees, agents, and all other persons eligible for indemnification by the Bank, to the fullest extent permitted or required by Connecticut law, and as provided by the Bylaws of the Bank.

     8.2 No director of the Bank shall be personally liable to the Bank or its stockholders for monetary damages for breach of duty as a director in any amount in excess of the compensation received by the director for serving the Bank in that capacity during the year such violation occurred, unless such breach
(1) involves a knowing and culpable violation of law by the director,
(2) enables the director or an associate of such director (as defined in subdivision (3) of Section 33-374d of the Connecticut General Statutes), to receive an improper personal economic gain, (3) shows a lack of good faith and a conscious disregard for the duty of the director to the Bank under circumstances in which the director was aware that his conduct or omission created an unjustifiable risk of serious injury to the Bank, (4) constitutes a sustained and unexcused pattern of inattention that amounted to an abdication of the director's duty to the Bank, or (5) creates liability under Section 36a-58 of the Connecticut General Statutes. Any repeat or modification of this Section 8.2 by the stockholders of the Bank shall be prospective only and shall not adversely affect any limitation on the personal liability of a director of the Bank existing at the time of such repeal or modification.

                                  ARTICLE IX

                              Liquidation Account
                              -------------------

     9.1 The Bank shall establish and maintain a liquidation account for the benefit of its deposit account holders as of July 31, 1998 ("Eligible Account Holders"). In the event of a complete liquidation of the Bank it shall comply with applicable rules and regulations with respect to the amount and the priorities on liquidation of each of the Bank's Eligible Account Holder's inchoate interests in the liquidation account to the extent it is still in existence; provided, however, that an Eligible Account Holder's inchoate interest in the liquidation account shall not entitle such Eligible Account Holder to any voting rights at meetings of the Bank's shareholders. Such account shall terminate on the tenth anniversary of the effective date of the conversion (as defined in Article X herein).

                                   ARTICLE X

                 Certain Provisions Applicable for Five Years
                 --------------------------------------------

     10.1 Notwithstanding anything contained in the Bank's Certificate of Incorporation or Bylaws to the contrary, for a period of five years from the date of the conversion, the following shall apply:

     Beneficial Ownership Limitation.  No person shall directly or indirectly
     -------------------------------
     offer to acquire or acquire the beneficial ownership of (1) more than five percent (5%) of any class of equity security of the Bank without the prior written approval of the Board of Directors of the Bank, or (2) more than ten percent (10%) of any class of any equity security of the Bank without the prior written approval of the Commissioner. This limitation shall not apply to a transaction in which the Bank forms a holding company without a change in the respective beneficial ownership interests of its shareholders other than pursuant to the exercise of any dissenter and appraisal rights, the purchase of shares by underwriters in connection with a public offering, or the purchase of shares by one or more tax-qualified employee stock benefit plans provided the plan or plans do not have beneficial ownership, in the aggregate, of more than 25% of any class.

     In the event shares are acquired in violation of this Article X, all shares beneficially owned by any person in excess of five percent (5%) or ten percent (10%), as the case may be, shall be considered "excess shares" and shall not be counted as shares entitled to vote, shall not be voted by any person or counted as voting shares in connection with any matter submitted to the shareholders for a vote, and shall not be counted as outstanding for purposes of determining the affirmative vote necessary to approve any matter submitted to the shareholders for a vote.

     For purposes of this Article X, the following definitions apply:

     1. The term "person" includes an individual, a group acting in concert, a corporation, a partnership, an association, a joint stock company, a trust, an unincorporated organization or similar company, a syndicate or any other group formed for the purpose of acquiring, holding or disposing of the equity securities of the Bank.

      2. The term "offer" includes every offer to buy or otherwise acquire, solicitation of an offer to sell, tender offer for, or request or invitation for tenders of, a security or interest in a security for value.

      3. The term "acquire" includes every type of acquisition, whether effected by purchase, exchange, operation of law or otherwise.

      4. The term "acting in concert" means (a) knowing participation in a joint activity or conscious parallel action towards a common goal whether or not pursuant to an express agreement, or (b) a combination or pooling of voting or other interests in the securities of an issuer for a common purpose pursuant to any contract, understanding, relationship, agreement or other arrangements, whether written or otherwise.

     5. The term "conversion" means (i) the combination of the Mutual Holding Company with and into the Bank pursuant to the MHC Combination, pursuant to which the Mutual Holding Company will cease to exist and each share of the Bank's common stock outstanding immediately prior to the effective time thereof shall automatically be cancelled, (ii) the issuance of Conversion Stock by the Holding Company in the offering as provided herein, and (iii) the issuance to the Holding Company of the Bank's common stock to be outstanding upon consummation of the Conversion in exchange for a portion of the net proceeds received by the Holding Company from the sale of the Conversion Stock, all of which shall be in accordance with the Conversion Regulations and shall otherwise conform to the requirements of a Connecticut capital stock savings bank and the issuance of the Bank's common stock in accordance with this Plan.

     IN WITNESS WHEREOF, these Amended and Restated Articles of Incorporation are executed as of this ____ day of __________ 2000.


ATTEST:                       THE SAVINGS BANK OF MANCHESTER


_________________________           By:  ___________________________________
Carole L. Yungk                          Richard P. Meduski
Secretary                                President and Treasurer

                          AMENDED AND RESTATED BYLAWS
                                      OF
                        THE SAVINGS BANK OF MANCHESTER
                         (A Reorganized Savings Bank)

                                   ARTICLE I

                                    OFFICES

     1.   Principal Office. The principal office of The Savings Bank of
          ----------------
Manchester (the "Bank") shall be located in the Town of Manchester, Connecticut.

     2.   Additional Offices. The Bank may have such additional offices, within
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the State of Connecticut, as the Board of Directors may from time to time designate or the business of the Bank may require, subject however, to the approval of the Banking Commissioner of the State of Connecticut ( the "Commissioner") and of the Federal Deposit Insurance Corporation (the "FDIC").

                                   ARTICLE II

                            MEETINGS OF SHAREHOLDERS

     1.   Place of Meetings. All meetings of the shareholders shall be held
          -----------------
either at the principal office or place of business or the Bank, or such other place as from time to time may be designated by the Board of Directors.

     2.   Annual Meetings. The annual meetings of shareholders shall be held on
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such day (other than a legal holiday) in each calendar year and at such time and place as may be designated by the Board of Directors, for the election of Directors and for the transaction of such other business as may properly come before such meeting. To be properly brought before an annual meeting, business must be (a) specific in the notice of meeting (or any supplement thereto) given by or at the direction of the Board of Directors, (b) otherwise properly brought before the meeting by or at the direction of the Board of Directors, or (c) otherwise properly brought before the meeting by a shareholder. In addition, any business to be brought before an annual meeting by a shareholder must be reasonably related to the business of the Bank. For business to be properly brought before an annual meeting by a shareholder, a shareholder must have given timely notice thereof in writing to the Secretary of the Bank. To be timely, a shareholder's notice must be delivered to or mailed and received at the principal executive office of the Bank not less than 30 days prior to the meeting; provided, however, that in the event that less than 20 days' notice or prior public disclosure of the date of the meeting is given or made to shareholders, notice by the shareholder to be timely must be so received not later than the close of business on the fifth day following the day on which such notice of the date of the annual meeting was mailed or such public disclosure was made. A shareholder's notice to the Secretary shall set forth as to each matter the shareholder proposes to bring before the annual meeting: (a) a brief description of the business desired to be brought before the annual meeting and the reasons for conducting such business at the annual meeting; (b) the name and address, as they appear on the Bank's books, of the shareholder proposing such business;(c) the class and number of shares of the Bank which are beneficially owned by the shareholder, and (d) any material interest of the shareholder in such business. Notwithstanding anything in these Bylaws to the contrary, no business shall be conducted at an annual meeting except in accordance with the procedures set forth in this section. The chairman of an annual meeting shall, if the facts warrant, determine and declare to the meeting that business was not properly brought before the meeting in accordance with the provisions of this section, and if he should so determine, he shall so declare to the meeting and any such business not properly brought before the meeting shall not be transacted.

     3.   Special Meetings. Special meetings of the shareholders may be called
          ----------------
at any time by the Board of Directors, the Chairman of the Board of Directors, or the President and shall be called by the President or the Secretary upon the written request of at least six members of the Board of Directors then in office. Each such request shall state

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the purposes for which the requested meeting is called. Business to be transacted at any special meeting shall be limited to the purposes stated in the notice of such meeting.

     4.   Notice of Annual or Special Meeting. A notice setting forth the day,
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hour and place of each annual or special meeting of shareholders shall be mailed, postage prepaid, to each shareholder of record entitled to vote, at his last known post office address as the same appears on the stock records of the Bank, or such notice shall be left with each such shareholder at his residence or usual place of business, not less than seven nor more than 50 days before such annual or special meeting. In the case of a special meeting the notice shall also state the purpose or purposes thereof.

     5.   Waiver of Notice. Notice of any shareholders' meeting may be waived in
          ----------------
writing by any shareholder either before or after the stated therein for convening of the meeting and, if any person present in person or by proxy at a shareholders' meeting does not protest, prior to or at the commencement of the meeting, the lack of proper notice, such person shall be deemed to have waived notice of such meeting.

     6.   Quorum. The holders of a majority of the issued and outstanding stock
          ------
entitled to vote, present either in person or by proxy, shall constitute a quorum for the transaction of business at any meeting of the shareholders.

     7.   Adjournment of Shareholders' Meeting. If a quorum is not present at
          ------------------------------------
any meeting of the shareholders, the holders of a majority of the voting power of the shares entitled to vote who are present, in person or by proxy, may adjourn the meeting to such future time as shall be agreed upon by them and announced at the meeting, and no such adjournment need be given to the shareholders not present or represented at the meeting unless the adjournment is for more than 30 days or if, after the adjournment, a new record date is fixed for the adjourned meeting; in either of the latter two events, a notice of the adjourned meeting shall be given to each shareholder of record entitled to vote at the meeting.

     8.   Proxies. At all meetings of the shareholders, any shareholder entitled
          -------
to vote may vote either in person or by written proxy signed by such shareholder or by his duly authorized attorney-in-fact or other legal representative.

     9.   Number of Votes of Each Shareholder. Each outstanding share of common
          -----------------------------------
stock, regardless of class, shall be entitled to one vote on each matter submitted to a vote at a meeting of shareholders unless, and except to the extent that, voting rights of shares of any class are increased, limited or denied in the Bank's Amended and Restated Articles of Incorporation, or as may otherwise be required by law.

     10.  Consent of Shareholders in Lieu of Meeting. Subject to applicable
          ------------------------------------------
provisions of the Amended and Restated Articles of Incorporation of the Bank, and except as otherwise provided therein, any action required to be or which may be taken at any annual or special meeting of the shareholders of the Bank may be taken without a meeting, without prior notice and without a vote, if a consent in writing, setting forth the action so taken, shall be signed by the holders (or their duly authorized attorneys) of all of the validly issued and outstanding shares of stock which would be entitled to vote upon such action at such meeting.

                                  ARTICLE III

                                   DIRECTORS

     1.   Number and Election. The property, business and affairs of the Bank
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shall be managed by a Board of Directors consisting of at least nine members but no more than twenty-five members, with the precise number of Directors to be fixed, changed and reestablished from time to time at such number as the Board of Directors may by resolution determine. The initial Board of Directors shall consist of those persons named in the Amended and Restated Articles of Incorporation. Thereafter, Directors shall be elected by the shareholders at the annual meeting or at any special meeting called for the election of directors.
It shall not be a qualification of office that the directors be shareholders of the Bank, but it shall be a qualification of office that the directors be residents of Connecticut. Each

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Director shall hold office for the term for which he is elected and until his successor, if any, has been elected and qualified except that a Director shall cease to be in office upon his death, resignation, retirement, disqualification, removal, or court order decreeing that he is no longer a Director in office.

     2.   Classification. The Board of Directors shall be classified, with
          --------------
respect to the time for which they severally hold office, into three classes as nearly equal in number as reasonably possible, with the Directors in each class to hold office until their successors, if any, are elected and qualified. When the number of Directors is changed, the Board of Directors shall determine the class or classes to which the increased or decreased number of Directors shall be apportioned; provided that no change in the number of Directors shall affect the term of any Director then in office.

     3.   Term of Office. The term of office of Directors named in the Amended
          --------------
and Restated Articles of Incorporation of the Bank shall be as follows: Each member of the Board of Directors in the first class of Directors shall hold office until the annual meeting of shareholders in 1997, each member of the Board of Directors in the second class of Directors shall hold office until the annual meeting of shareholders in 1998 and each member of the Board of Directors in the third class of Directors shall hold office until the annual meeting of shareholders in 1999. At each annual meeting of the shareholders of the Bank, the successors, if any, to the class of Directors, whose terms expire at the meeting shall be elected to hold office for terms expiring at the later of the annual meeting of shareholders held in the third year following the year of their election or the election and qualification of the successors, if any, to such class of Directors.

     4.   Nominees. Nominations for the election of directors may be made by the
          --------
Board of Directors or a Nominating Committee thereof.

          No person shall be eligible for election or appointment to the Board of Directors if such person (i) has, within the previous 10 years, been the subject of supervisory action by a financial regulatory agency that resulted in a cease and desist order or an agreement or other written statement subject to public disclosure under 12 U.S.C. 1818(u), or any successor provision, (ii) has been convicted of a crime involving dishonesty or breach of trust which is punishable by imprisonment for a term exceeding one year under state or federal law, or (iii) is currently charged in any information, indictment, or other complaint with the commission of or participation in such a crime. No person shall be eligible for election to the board of directors if such person is the nominee or representative of a person or group that includes a person who is ineligible for election to the board of directors under this Section 4. The Board of Directors shall have the power to construe and apply the provisions of this Section 4 and to make all determinations necessary or desirable to implement such provisions, including but not limited to determinations as to whether a person is a nominee or representative of a person or a group and whether a person is included in a group.

     5.   Vacancies. Any vacancy in the Board of Directors occurring by reason
          ---------
of death, resignation, retirement, disqualification, removal or other cause, including an increase in the number of directorships, shall be filled in accordance with Section 7.4 of the Amended and Restated Articles of Incorporation.

     6.   Powers of Directors. The Board of Directors shall have the general
          -------------------
management and control of the property, business and affairs of the Bank and may exercise all the powers that may be exercised or performed by the Bank under laws of the State of Connecticut, the Amended and Restated Articles of Incorporation, and these Bylaws. The Board of Directors shall have the power to establish the corporate policies and direct the management of the business and affairs of the Bank and to do or cause to be done whatever may be necessary or desirable in its discretion and to loan, invest or otherwise put to use the funds of the Bank to enable the Bank to carry out the purposes for which it was organized in accordance with the provisions of the laws of the State of Connecticut. The Board of Directors shall appoint the principal officers of the Bank and may remove any officer at any time with or without cause. The Board of Directors may authorize or direct the officers to borrow money, and may authorize or direct the officers or any designated special agent to make contracts, to purchase and sell property and to execute and/or deliver conveyances, releases, negotiable instruments and other documents and instruments in the named and on behalf of the bank. Rates of interest to be paid by the Bank on deposit accounts shall be established by the Board of Directors from time to time,

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

subject to limitations prescribed by law. The Board of Directors may establish rules and regulations for the conduct of its meetings which are not inconsistent with law or with these Bylaws. Minutes shall be kept of all proceedings at any meetings of the Board of Directors. The Board of Directors shall have the powers set forth by the laws of the State of Connecticut from time to time, and the powers and duties as provided in other sections of these Bylaws.

     7.   Place of Meeting. The Directors may hold their meetings at such place
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or places as the Board may from time to time determine.

     8.   Regular Meetings. Regular meetings of the Directors shall be held
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monthly at such time and place as may be determined by the Board of Directors, and at such other times as the Board may determine. The Annual Meeting of the Board shall be held on the same day as the Annual Meeting of the Bank.

     9.   Other Meetings. Other meetings of the Directors may be held on such
          --------------
dates, at such times, and at such places as the Chairman of the Board, the President or a majority of the Directors may deem advisable, notice thereof to be given or mailed to each director at least three (3) days prior to such meeting.

     10.  Waiver of Notice. Notice of any Directors' meeting may be waived in
          ----------------
writing by all the Directors and, if any Director present at a Directors' meeting does not protest prior to or at the commencement of the meeting the lack of proper notice, he shall be deemed to have waived notice of such meeting.

     11.  Directors' Participation and Consents. Any resolution, order,
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directive, authorization, ratification or other actions in writing concerning actions taken or to be taken by the Bank, which resolution, order, directive, authorization, ratification or other action is signed by all the members of the Board of Directors, severally or collectively, shall have the same force and effect as if such actions were authorized at a meeting of the Board of Directors duly called and held for that purpose, and such resolution, together with the Directors' written approval thereof, shall be recorded by the Secretary in the minute book of the Bank. The members of the Board, or of any committee designated by the Board of Directors, may participate in a meeting of the Board or of such committee by means of conference telephone or similar communications equipment affording all persons participating in the meeting the ability to hear each other (provided the Chairman of the Board or the committee chairman, as the case may be, deems such means to be necessary), and participation in the meeting by such equipment shall constitute presence in person at such meeting.

     12.  Quorum. The holders of a majority of the directorships entitled to
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vote shall constitute a quorum for the transaction of business at all meetings of the Board of Directors. The acts of a majority of the Directors present at a meeting at which a quorum is present at the time of the act shall be the acts of the Board of Directors.

     13.  Compensation of Directors. The Board of Directors shall have authority
          -------------------------
to fix fees of Directors, including a reasonable allowance for expenses actually incurred in connection with their duties.

     14.  Removal of Directors. Any Director or the entire Board of Directors
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may be removed at any time, with or without any assignment of cause, by the affirmative vote of the holders of at least fifty-one per cent of the outstanding shares entitled to vote for the election of Directors.

     15.  Resignation. Any Director may resign at any time by sending a written
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notice of such resignation of the main office of the Bank addressed to the
Chairman of the Board, the President or the Secretary. Unless the resigning Director otherwise specifies in the notice of resignation, such resignation shall take effect upon receipt by the Chairman of the Board, the President or the Secretary.

     16.  Limitation on Service by Directors. Any Member of the Board of
          ----------------------------------
Directors shall retire as a Director and shall be ineligible to remain a Director after the date of the next Annual Meeting following his attaining the age of 70 years.

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

     17.  Committees. The Board of Directors shall have the power to ordain and
          ----------
establish rules and regulations essential to the performance of its duty of caring for and managing the property and affairs of the Bank. It shall appoint an Executive Committee from among the Directors, a Loan Committee, a Nominating Committee, and an Audit and Examination Committee, and may appoint such other committees as it may consider the interest of the Bank to require, and may delegate those duties which are specifically assigned to the Board by statute.

     A quorum to transact business for all committees, with the exception of the Executive Committee, shall consist of a majority of the voting members.

     When a quorum of the appointed members of the Executive Committee are not present at a meeting of such committee, the Chairman of the Board may appoint, from among the Directors, such alternate members to serve with voting privileges, as necessary to constitute a quorum.

     When a quorum of the appointed members of the Loan Committee are not present at a meeting of such committee, the Chairman of the Loan Committee may appoint, from among the Directors, such alternate members to serve with voting privileges, as necessary to constitute a quorum.

Executive Committee
-------------------

     The Executive Committee shall consist of a minimum of five (5) members of the Board of Directors, and in addition, in the discretion of the Board, in rotation, a member of the Board of Directors, who shall serve with voting privileges. A quorum to transact business shall consist of at least three (3) Executive Committee members.

     The Executive Committee shall: (i) perform all of the functions of the Board between meetings of the Board; (ii) supervise the investment policies of the Bank in conjunction with the officers; (iii) recommend to the Board policy to be followed with respect to mortgage and commercial loans; (iv) pass upon such mortgage and commercial loans as shall be referred to it by the Committee;
(v) pass upon rates of interest to be paid by the Bank on deposit accounts; (vi) cause to be prepared annually a budget for the operations of the Bank, and shall submit the same to the Board for adoption; (vii) exercise, in the discretion of the Committee, such powers of the Board of Directors as are necessary to determine urgent and emergency matters which require determination prior to a regular meeting of the Board, but which are not of sufficient import to necessitate the calling of a special meeting of the Board; (viii) designate or define the duties of all officers which are not specifically designated or defined in the Bylaws or by the Board of Directors; and (ix) meet at such times as it shall determine, and shall keep a record of its proceedings.

     All actions taken by the Committee shall be reported to the next regular meeting of the Board of Directors for approval.

Loan Committee
--------------

     The Loan Committee shall consist of a minimum of five (5) members of the Board of Directors, and in addition, in the discretion of the Board, in rotation, a member of the Board of Directors, who shall serve with voting privileges.

     The Loan Committee shall: (i) approve and recommend all loan policies to the Executive Committee and the Board of Directors; (ii) review and pass on all loan requests within its authority and recommend action by the Executive Committee on any loans which exceed its lending authority as defined in the loan policies; and (iii) meet as necessary, but at least quarterly.

Nominating Committee
--------------------

     The Nominating Committee shall consist of at least three (3) members of the Board of Directors.

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     The Nominating Committee shall: (i) recommend to the shareholders at their
Annual Meeting, nominees for election as Directors, Directors Emeriti, and Honorary Directors; (ii) recommend to the Board of Directors, at their Annual Meeting, nominees for appointment as officers and nominees for appointment as Advisory Board and Committee members; and (iii) meet as often as necessary, but at least annually.

Audit and Examination Committee
-------------------------------

     The Audit and Examination Committee shall consist of a minimum of five (5) members of the Board of Directors.

     The Audit and Examination Committee shall: (i) monitor compliance with Board policies and applicable laws and regulations; (ii) subject to Board approval, select, direct, and determine the compensation and qualifications of the Internal Auditor; (iii) recommend for Board approval an appropriate external firm to at least annually examine the Bank's books and to render an opinion as to the conduct of the financial affairs of the Bank and to assess the operating features of the Bank with a view of possible desirable changes or modifications;
(iv) meet directly with the state and Federal bank examiners relative to their periodic auditing of the Bank's books and operating procedures; (v) monitor management's efforts to correct any deficiencies discovered in any internal and external audit; (vi) review, approve, and alter, as appropriate, the Bank's audit program procedures; (vii) perform such other duties as requested by the Board of Directors or the Executive Committee, and (viii) meet as frequently as necessary, but at least quarterly.

     18.  Advisory Boards. The Board of Directors may appoint Advisory Boards
          ---------------
for areas where branch Bank offices located outside of the township of Manchester, whose function and duty it shall be to advise and counsel with the Board of Directors on all matters having to do with the branches in question. The compensation, composition, and functions of each such Advisory Board shall be determined by the Board of Directors. Advisory Board members shall be appointed for terms of one (1) year.

     19.  Emeritus Directors and Honorary Directors. The Board of Directors may
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annually, at its Annual Meeting, choose by ballot Emeritus Directors who shall act only in an advisory capacity. Emeritus Directors shall be entitled to attend and participate in all regular monthly meetings of the Board of Directors, but shall not be entitled to vote. Only those persons serving as Emeritus Directors as of January 31, 1991 shall be eligible for continuing election to such position. The Board of Directors may annually choose by ballot at its Annual Meeting one or more Honorary Directors. Honorary Directors may be invited to attend meetings of the Board of Directors and may participate in those meetings to which they are invited, but shall not vote. Honorary Directors shall be chosen from those Directors who have retired because of age or any other reason. Honorary Directors shall serve without compensation.

                                   ARTICLE IV

                                    OFFICERS

     1.   Principal and Other Officers. The officers shall consist of the
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Chairman of the Board, the President, a First Executive Vice President, one or
more Executive Vice Presidents, one or more Vice Presidents, a Secretary, a Chief Financial Officer, a Comptroller, a Treasurer (hereinafter referred to as "principal officers"), and such other officers, assistant officers and agents as may be deemed necessary and appointed by the Board of Directors, the Executive Committee, the President, the First Executive Vice President or as may be chosen in such other manner as may be prescribed or permitted by these Bylaws, as amended from time to time. Any two or more offices may be held by the same person; provided that the same individual shall not simultaneously occupy the offices of both President and Secretary.

     2.   General Authority and Duties. All officers and agents of the Bank
          ----------------------------
shall have such authority and perform such duties in the management of the Bank as may be provided in these Bylaws or as may be determined by resolution of the Board of Directors not inconsistent with these Bylaws.

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

     3.   Election, Term of Office, and Qualifications. The principal officers
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shall be elected annually by the Board of Directors at its annual organization meeting or as soon thereafter as conveniently possible or at such other times as the Board of Directors deems necessary. Each officer shall hold office until his successor, if any, is chosen and qualified, or until his death, his resignation, his retirement or his removal, whichever event shall first occur. Each officer shall hold office at the discretion of the Board of Directors and election or appointment of an officer or agent shall not of itself create any contractual rights.

     4.   Removal. Any officer or agent may be removed by a two-thirds vote of
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the Board of Directors. Any officer or agent may also be removed by the
Executive Committee, the President, the First Executive Vice President, or any other principal officer having authority to designate or appoint the officer or agent, with or without cause.

     5.   Resignation. Any officer or agent may resign at any time by giving
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written notice to the Board of Directors or to the Chairman of the Board, the
President, or the Secretary. The resignation shall take effect at the time specified in the notice, and, unless specified in it, acceptance or the resignation shall not be necessary to make it effective.

     6.   Vacancies. Any vacancy in any office occurring by reason of death,
          ---------
resignation, removal, or any other cause may be filled for the unexpired portion of the term in the manner prescribed in these Bylaws for election or appointment to the office.

     7.   The Chairman of the Board. The Chairman of the Board of Directors
          -------------------------
shall be the senior officer of the Bank. The Chairman shall be one of the members of the Executive Committee, and shall preside at all meetings of the Bank, of the Board of Directors, and, of the Executive Committee.

     The Chairman shall be an ex-officio member, without vote, of all other committees of the Board. In the absence of a majority of the Executive Committee members, the Chairman shall act for the Committee, but his actions shall be subject to ratification and confirmation by the Executive Committee at its next meeting.

     The Chairman's duties shall include the evaluation of the Bank's performance in relation to established guidelines, and the providing of broad direction in accordance with policies established by the Board of Directors and the Executive Committee.

     He shall perform all duties incident to the office of Chairman and such other duties as may be prescribed by the Board of Directors or the Executive Committee, from time to time.

     8.   The President. The President shall have the active management of, and
          -------------
superintendence over, the business, property, and affairs of the Bank, subject to the authority of the Board of Directors and the Executive Committee. He shall perform such duties and have such powers as may from time to time be prescribed by statute, the Board of Directors, or the Executive Committee. In the absence of the Chairman of the Board of Directors, he shall preside at 11 meetings of the Corporation, the Board of Directors and the Executive Committee. In the absence of, or the inability to act, of the Chairman and the President, the Director designated by the Board of Directors or the Executive Committee shall preside at all meetings of the Corporation, the Board of Directors, and the Executive Committee.

     9.   The First Executive Vice President. The First Executive Vice President
          ----------------------------------
shall assist the President generally in the management and operation of the Bank, and perform such specified duties as may be assigned to him from time to time by the Board of Directors, the Executive Committee, or the President. In the absence or inability to act of the President, the First Executive Vice President shall have the active management and the superintendence over the business, property, and affairs of the Bank, subject to the authority of the Board of Directors and the Executive Committee.

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

     10.  The Executive Vice President. Each Executive Vice President (if one or
          ----------------------------
more Executive Vice Presidents be elected or appointed) shall have such powers and perform such duties as the Board of Directors or the Executive Committee may prescribe or as the President or the First Executive Vice President may delegate to him.

     11.  The Vice Presidents. Each Vice President (if one or more Vice
          -------------------
Presidents be elected or appointed) shall assist the President and the First Executive Vice President generally in the management and operation of the Bank, and shall perform such duties as are from time to time assigned to him by the Board of Directors, the Executive Committee, the President or the First Executive Vice President.

     12.  The Treasurer. The Treasurer shall, subject to the supervision and
          -------------
control of the Board of Directors, have such powers and perform such duties as are allocated to his office by statute and shall perform other duties as from time to time be assigned to him by the Board of Directors, the Executive Committee, the President, or the First Executive Vice President.

     13.  The Secretary. The Secretary shall keep or cause to be kept in books
          -------------
provided for that purpose the minutes of the meetings of the shareholders and of the Board of Directors; shall see that all notices are duly given in accordance with the provisions of these Bylaws and as required by law; shall be custodian of the records and of the seal of the Bank and shall see that the seal is affixed to all documents, the execution of which on behalf of the Bank under its seal is required; and, in general, shall perform all duties incident to the office of Secretary and such other duties as may be assigned to him by the Board of Directors, the Executive Committee, the President or the First Executive Vice President.

     14.  The Chief Financial Officer. The Chief Financial Officer shall be
          ---------------------------
responsible for the financial records of the Bank, and for the preparation of reports to the Board of Directors and the Executive Committee, together with such other internal reports as shall be required by the Board of Directors, the Executive Committee, the President or the First Executive Vice President.

     15.  The Comptroller. The Comptroller shall be responsible for the
          ---------------
preparation of, and the timely filing of, all reports required by supervisory authorities, and for such reports as may from time to time be required by statute and other cognizant authorities. He shall perform such other duties as may be required by law, or as may be assigned to him by the Board of Directors, the Executive Committee, the President or the First Executive Vice President.

     16.  Auditor. The auditor shall be appointed by the Board of Directors and
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shall serve at the pleasure of the Board. He shall make such examinations of the accounts, records, and transaction of the Bank as may be required by statute, by the Board of Directors, or by the Audit and Examination Committee. He shall be free to examine any department, function, operation, or records of the Bank without previous officer consultations. He shall maintain a record of the dates of completed audits, and shall make at least quarterly reports to the Board or the Audit and Examination Committee thereof, which shall include such suggestions and recommendations as he may consider advisable.

     17.  Other Officers. Other Officers shall have such powers and shall
          --------------
perform such duties as may be assigned to them from time to time by the Board of Directors, the Chairman of the Board of Directors, the Executive Committee, the President or the First Executive Vice President of the Bank.

     18.  Salaries. The salaries of all officers and employees shall be fixed,
          --------
from time to time, by the Board of Directors. No officer shall be prevented from receiving his salary by reason of the fact that he is also a Director of the Bank.

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

                                   ARTICLE V

                         INDEMNIFICATION OF DIRECTORS,
                             OFFICERS AND EMPLOYEES

     1.   Direct Actions. The Bank shall indemnify each person who was or is a
          --------------
party or is threatened to be made a party to any threatened, pending or complete action, suit or proceeding, whether civil, criminal, administrative or investigative, other than an action by or in the right of the Bank, by reason of the fact that he or she is or was a director, officer, employee or agent of the Bank, or is or was serving at the request of the Bank as a trustee, director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, other than an employee benefit plan or trust, or is or was a director, officer or employee of the Bank serving at the request of the Bank as a fiduciary of an employee benefit plan or trust maintained for the benefit of employees of the Bank or employees of any such other corporation, partnership, joint venture, trust or other enterprise, against judgments, fines, penalties, amounts paid in settlement and expenses, including attorney's fees, actually and reasonably incurred by him or her, in connection with such suit, action or proceeding, or any appeal therefrom, to the full extent permitted by Connecticut law, as the same exists or may hereafter be amended (but, in the case of any such amendment, only to the extent that such amendment permits the Bank to provide broader indemnification rights than such law permitted the Bank to provide prior to such amendment).

     2.   Derivative Actions. The Bank shall indemnify each person who was or is
          ------------------
a party, or was threatened to be made a party or any action, suit or proceeding, by or in the right of the Bank, to procure a judgment in its favor by reason of the fact that he or she (a) is or was a director, officer, employee, or agent of the Bank, or (b) is or was serving at the request of the Bank (i) as a trustee, director, officer or employee of another corporation, partnership, joint venture, trust, or other enterprise, or (ii) as an agent of such other corporation, partnership, joint venture, trust, or other enterprise other than an employee benefit plan or trust, or (iii) is or was a trustee, director, officer or employee of the Bank serving as a fiduciary of any employee benefit plan or trust maintained for the benefit of employees of the Bank or employees or any such other corporation, partnership, joint venture, trust or other enterprise, against expenses, including attorneys' fees, actually and reasonably incurred by him of her in connection with such action, suit or proceeding, or any appeal therefrom, to the full extent permitted by Connecticut law, as the same exists or may hereafter be amended (but, in the case of any such amendment, only to the extent that such amendment permits the Bank to provide broader indemnification rights that such law permitted the Bank to provide prior to such amendment).

     3.   Advances.  Expenses that may be indemnifiable under this Article and
          --------
that are incurred in defending an action, suit or proceeding may be paid by the Bank in advance of the final disposition of such action, suit or proceeding as authorized by the Board of Directors in accordance with the provisions of Connecticut law, as the same exists or may hereafter be amended (but, in the case of any such amendment, only to the extent that such amendment permits the Bank to provide broader indemnification rights that such law permitted the Bank to provide prior to such amendment), upon agreement by or on behalf of the director, trustee, officer, employee or agent to repay such amount if he is later found not entitled to be indemnified by the Bank.

     4.   Nonexclusivity. The foregoing rights of indemnification shall in no
          --------------
way be exclusive or any other rights of indemnification to which any person may be entitled and shall inure to the benefit of the heirs, executors and administrators of such person. Any such right of indemnification shall be consistent with the statutes of Connecticut.

                                   ARTICLE VI

                             CONFLICTS OF INTEREST

     No contract or transaction between the Bank and one or more of its Directors or officers, or between the Bank and any other corporation, partnership, association, or other organization of which one or more or its Directors, officers, partners, or members are Directors or officers of the Bank, or in which one or more of the Banks' Directors or officers have a financial or other interest shall be void or voidable solely by reason thereof, or solely because the Director or officer is present at or participates in the meeting or the Board of Directors of the Bank or a committee thereof which authorized the contract or transaction, if:

     (1) Any duality of interest or potential conflict of interest on the part of any Director or officer of the Bank is disclosed to the other members of the Board or committee either through an annual questionnaire or at a meeting at which a matter involving such duality of interest or potential conflict of interest is considered or acted upon; and

     (2) Any Director having a duality or interest or potential conflict of interest on any matter refrains from voting or using his personal influence on the matter. The minutes shall reflect that a disclosure was made and the abstention from voting.

     The foregoing requirements shall not be construed as preventing a Director from briefly stating his position in the matter, nor from answering pertinent questions of other members of the Board or committee. Each Director and officer of the Bank shall be advised of this policy upon entering on the duties of his office and shall answer an annual questionnaire.

                                  ARTICLE VII

                      ISSUE AND TRANSFER OF CAPITAL STOCK

     1.   Certificates. Certificates of capital stock and other documentary
          ------------
evidences of equity securities shall be in the form authorized or adopted by the Board of Directors or the Executive Committee and shall be consecutively numbered. Each certificate shall set forth upon its face as at the time of issue: the name of the Bank, a statement that the Bank is organized under the laws of the State of Connecticut, the name of the person to whom issued, the number, class and designation of series, if any, of shares or units represented thereby and the par value of each share; and each certificate shall be signed by the President or First Executive Vice President, and by the Secretary or the Treasurer, and shall be seated with the seal of the Bank or a facsimile thereof, provided that the certificate shall also contain such other recitals as may from time to time be required by law. The signatures of any officers upon a certificate may be facsimiles if the certificate is countersigned by a transfer agent, or registered by a registrar, other than the Bank itself or an employee of the Bank. In case any officer who has signed or whose facsimile signature has been placed upon a certificate shall have ceased to be such officer before such certificate is issued, it may be issued by the Bank with the same effect as if he were such officer at the date of its issue.

     Whenever the Bank shall be authorized to issue more than one class of stock or more than one series of any class or stock, the certificates representing shares of any such class or series shall set forth thereon the statements prescribed by the law of Connecticut. Any restrictions on the transfer or registration of transfer of any shares of stock of any class or service shall be noted conspicuously on the certificate representing such shares.

     2.   Transfer. The capital stock or other equity securities of the Bank
          --------
shall be transferred only upon the books of the Bank either by the shareholder in person or by powers of attorney executed by him for that purpose upon the surrender for cancellation of the old stock certificate. Prior to due presentment for registration of transfer of a certificate, the Bank may treat the registered owner of such certificate as the person exclusively entitled to vote, receive notifications and distributions, and otherwise to exercise all the rights and powers of the shares represented by such certificate.

     3.   Lost Certificates. The Bank may issue a new certificate of stock in
          -----------------
place of any certificate theretofore issued by it, alleged to have been lost, stolen or destroyed, and the Board of Directors may require the owner of any lost, stolen or destroyed certificate, or his legal representative, to give the Bank a bond sufficient to indemnify the Bank against any claim that may be made against it on account of the alleged loss, theft, or destruction or any such certificate or the issuance of any such new certificate.

     4.   Fixing Record Date.  The Board of Directors by resolution shall fix a
          ------------------
date as the record date for any determination of shareholders, such date in any case to be not more than 70 days and, in case of a meeting of shareholders, not less than 10 days prior to the date on which the particular action requiring determination of shareholders is to be taken. When a record date has been determined for shareholders entitled to vote in any meeting as provided in this section, such record date shall apply to any adjournment thereof.

     5.   Registered Shareholders. The Bank shall be entitled to recognize the
          -----------------------
exclusive right of a person registered on its books as the owner of shares to receive dividends and to vote as such owner, and the Bank shall not be bound to recognize any equitable or other claim to or interest in such share or shares on the part of any other person, whether or not it shall have express or other notice thereof, except as otherwise provided by statute.

     6.   List of Shareholders. The corporate officer having responsibility for
          --------------------
the share transfer book for shares of the Bank shall make, or cause to be made, for at least one business day before each meeting of shareholders, a complete list of the shareholders entitled to vote at such meeting arranged in alphabetical order, with the address of, and the number and class of shares held by, each. Such list shall, for a period of at least one business day prior to such meeting, be kept on file at the main office of the Bank and shall be subject to inspection by any shareholder during usual business hours for any proper purposes in the interest of the shareholder as such or during usual business hours for any proper purpose in the interest of the shareholder as such or the Bank and not for speculative or trading purposes or for any purpose inimical to the interest of the Bank or of its shareholders. Such list shall also be produced and kept open at the time and place of each meeting of shareholders and shall be subject for any such proper purpose to such inspection during the whole time of the meeting. The original share transfer books shall be prima facie evidence as to who are the shareholders entitled to inspect such list. Except as otherwise required by law applicable to savings banks, shareholders shall be entitled to inspect a list of shareholders of the Bank only as provided in this Section 6.

     7.   Inspection of Records. Any shareholder of record upon written demand
          ---------------------
setting the purpose thereof, shall have the right to examine, in person, or by agent or attorney, at any reasonable time or times, for any proper purpose, these Bylaws and minutes of meetings of shareholders and to make copies and extracts thereof.

                                  ARTICLE VIII

                                      SEAL

     The seal of the Bank shall consist of the imprint of two concentric circles between which shall be inscribed the name of the Bank. The year of incorporation or an emblem may appear in the center.

                                   ARTICLE IX

                             SPECIAL CORPORATE ACTS

     1.   Execution of Negotiable Instruments. All checks, drafts, notes, bonds,
          -----------------------------------
bills of exchange, and orders for the payment of money shall be signed by such officer or officers of the Bank as the Board of Directors shall determine from time to time. The Board of Directors may authorize the use of facsimile signatures of any officer or employee in lieu of manual signatures.

     2.   Execution of Deeds, Contracts, etc. Subject always to the specific
          -----------------------------------
directions of the Board of Directors of the Executive Committee, all deeds and mortgages made by the Bank and all other written contracts, agreements and undertakings to which the Bank shall be a party shall be executed in its name by the Chairman of the Board of Directors, the President or such other officer as may be designated by the Chairman of the Board of Directors or the President, and, when requested, the Secretary or an Assistant Secretary shall attest to such signatures and affix the corporate seal to the instruments.

     3.   Endorsement of Stock Certificates. Subject always to the specific
          ---------------------------------
directions of the Board of Directors or the Executive Committee, any share or shares of stock issued by any corporation and owned by the Bank (including reacquired shares of stock of the Bank) may, for sale of transfer, be endorsed in the name of the Bank by the Chairman of the Board of Directors, the President or such other officer as may be designated by the Chairman of the Board of Directors or the President, and his signature shall be attested to by the Secretary or an Assistant Secretary who shall affix the corporate seal.

     4.   Voting of Shares Owned by Bank. Subject always to the specific
          ------------------------------
directions of the Board of Directors or the Executive Committee, any share or shares of stock issued by any other corporation and owned or controlled by the Bank may be voted at any shareholders' meeting of the other corporation by the President or First Executive Vice President of the Bank, or in their absence by such other officer as may be designated by the President or First Executive Vice President. Whenever, in the judgment of the President or the First Executive Vice President, or in their absence, of any such other officer as may be designated by the President or First Executive Vice President, it is desirable of the Bank to execute a proxy or give shareholders' consent in respect to any share or shares of stock issued by any other corporation and owned or controlled by the Bank, the proxy or consent shall be executed in the name of the Bank by the President or First Executive Vice President or such other as may be designated by the President or the name of the Bank by the President or First Executive Vice President or such other officer as may be designated by the President or First Executive Vice President without necessity or any authorization by the Board of Directors. Any person or persons designated in the manner above stated as the proxy or proxies of the Bank shall have full right, power and authority to vote the share or shares of stock issued by the other corporation.

                                   ARTICLE X

                                   AMENDMENTS

     1 .  By the Board of Directors. The Board of Directors shall have the power
          -------------------------
to make, amend and repeal the Bylaws, in whole or in part, by the affirmative vote of a majority of the Directors then in office cast at any regular or special meeting of the Board, provided that notice of the intention or proposal to make, amend or repeal the Bylaws previously shall have been given to each member of the Board, or without any such notice, by the affirmative vote of all of the Directors then in office.

     2.   By the Shareholders. The shareholders shall have the power to make,
          -------------------
amend and repeal these Bylaws, in whole or in part, by the affirmative vote of the holders of a majority of the capital stock of the Bank outstanding and entitled to vote in the election of Directors of the Bank. Any such vote of shareholders making, amending or repealing the Bylaws may be had at any annual or special meeting of the shareholders, provided that notice of the intention or proposal to make, amend or repeal the Bylaws at such meeting previously shall have been given to the shareholders entitled to vote thereon. Action of the shareholders in making, amending or repealing the Bylaws shall prevail over any contrary or inconsistent action previously taken by the Board of Directors in making, amending or repealing the Bylaws; provided, however, that any proceedings had or action taken pursuant to the Bylaws made, amended or repealed by action of the Board of Directors prior to contrary or inconsistent action by the shareholders shall be valid in all respects.

89815.1